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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Kodiak Oil & Gas Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

KODIAK OIL & GAS CORP.
1625 Broadway, Suite 250, Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, JUNE 15, 2011

To all Shareholders of Kodiak Oil & Gas Corp.:

        NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders of Kodiak Oil & Gas Corp. (the "Company") will be held at The Denver Athletic Club, Centennial Room, 1325 Glenarm Place, Denver, CO 80204, on Wednesday, June 15, 2011, beginning at 9:00 a.m. MDT, for the following purposes:

  1.
  to elect the Nominees to the Company's Board to serve until the Company's 2012 Annual Meeting of Shareholders or until successors are duly elected and qualified;

  2.
  to conduct an advisory vote on executive compensation;

  3.
  to conduct an advisory vote on the frequency of conducting an advisory vote on executive compensation

  4.
  to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011;

  5.
  to approve Amendment No. 2 to the Company's 2007 Stock Incentive Plan;

  6.
  any other business that may properly come before the Annual Meeting.

        The Board has fixed Tuesday, April 26, 2011 as the record date for the 2011 Annual Meeting. Only shareholders of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. A list of registered shareholders as of April 26, 2011 will be available at the Annual Meeting for inspection by any shareholder.

        Shareholders will need to register at the Annual Meeting to attend. If your shares are not registered in your name, you will need to bring proof of your ownership of those shares to the Annual Meeting in order to register. You should ask the broker, bank or other institution that holds your shares to provide you with either a copy of an account statement or a letter that shows your ownership of the Company's stock as of April 26, 2011. Please bring that documentation to the Annual Meeting to register.

IMPORTANT

        If you are a registered holder, whether or not you expect to attend the Annual Meeting, please sign and promptly return the enclosed proxy card. If you are a non-registered/beneficial holder, whether or not you expect to attend the Annual Meeting, please vote in accordance with the instructions on your voting instruction form, which may allow voting by telephone or via the Internet. Should you decide to attend, you may revoke your proxy in accordance with the revocation procedures discussed in the enclosed Proxy Statement and vote your shares in person.

By Order of the Board of Directors,

/s/ JAMES P. HENDERSON
James P. Henderson, Secretary
Denver, Colorado
April 27, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 15, 2011

The Company's Proxy Statement and Annual Report on Form 10-K for the year ended
December 31, 2010 are available at http://www.kodiakog.com

Dear Shareholder:	April 27, 2011

        I am pleased to invite you to attend the 2011 Annual Meeting of Shareholders of Kodiak Oil & Gas Corp. (the "Company"), which will be held on Friday, June 15, 2011, at 9:00 a.m. MDT, in Denver, Colorado. We will meet at The Denver Athletic Club, Centennial Room, 1325 Glenarm Place, Denver, CO 80204.

        The matters to be acted upon are described in the accompanying Notice of Annual General Meeting and Proxy Statement. At the meeting, we will also report on the Company's operations and respond to any questions you may have.

        Whether or not you are personally able to attend the Annual Meeting, please promptly vote your shares in accordance with the enclosed proxy card or voting instruction form as soon as possible. Submitting your vote by such means in advance of the Annual Meeting will not limit your right to attend and vote in person. Your vote is very important.

                      Very truly yours,
                      /s/ LYNN A. PETERSON
                      Lynn A. Peterson
                       President and Chief Executive Officer

KODIAK OIL & GAS CORP.
PROXY STATEMENT

Page
QUESTIONS AND ANSWERS ABOUT THE MEETING, PROXY MATERIALS AND VOTING	1
Why am I receiving this Proxy Statement and proxy card?	1
Why does my name not appear as a shareholder of record?	1
Who is making this solicitation and who will pay the related costs?	1
When is the record date?	2
How many shares are outstanding and how many votes can be cast by all shareholders?	2
On what am I voting?	2
How do I vote?	2
Can shareholders vote in person at the Annual Meeting?	2
What does it mean if I receive more than one proxy card?	3
What if I share an address with another shareholder and we received only one copy of the proxy materials?	3
May I revoke my proxy?	3
How many votes do you need to hold the Annual Meeting?	3
How are abstentions and broker non-votes counted?	3
How many votes are needed to elect directors?	4
How many votes are needed to approve the advisory vote on executive compensation and the advisory vote on the frequency of the vote on executive compensation?	4
How many votes are needed to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm?	4
How many votes are needed to approve the amendments to the 2007 Stock Incentive Plan?	4
Will my shares be voted if I do not sign and return my Proxy Card?	5
How are votes counted?	5
Where can I find the voting results of the Annual Meeting?	5
How can I obtain a copy of the Proxy Statement and the 2010 Annual Report on Form 10-K?	5
What materials accompany this Proxy Statement?	5
PROPOSAL 1: ELECTION OF DIRECTORS	6
What is the current composition of the Board?	6
Is the Board divided into classes? How long is the term?	6
Who is standing for election this year?	6
What if a nominee is unable or unwilling to serve?	6
How are nominees elected?	6
May additional directors be appointed by the Board?	6
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS	7
Family and Certain Other Relationships	9
Interests of Insiders and Material Transactions	9
CORPORATE GOVERNANCE	9
Structure of the Board of Directors	9
Meetings of the Board and Board Member Attendance of Annual Meeting	9
Shareholder Communications to the Board	9
Board Committees	9
Board Leadership Structure	11
Board's Role in Risk Oversight	11
Risk Assessment Regarding Compensation Policies and Practices	12
DIRECTOR COMPENSATION	12
OTHER GOVERNANCE MATTERS	14

KODIAK OIL & GAS CORP.
1625 BROADWAY, SUITE 250, DENVER, COLORADO 80202

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 15, 2011

        Unless the context requires otherwise, references in this statement to "we," "us," or "our" refer to Kodiak Oil & Gas Corp.

        The Annual Meeting ("Annual Meeting") of Shareholders of Kodiak Oil & Gas Corp. (the "Company") will be held on Wednesday, June 15, 2011 at The Denver Athletic Club, Centennial Room, 1325 Glenarm Place, Denver, CO 80204, beginning at 9:00 a.m. MDT. We are providing the enclosed Proxy Statement, proxy materials and form of proxy in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for this Annual Meeting. The Company anticipates that this Proxy Statement, proxy materials and the form of proxy will be first mailed to holders of the Company's stock on or about May 5, 2011.

        You are invited to attend the Annual Meeting at the above stated time and location. If you plan to attend and your shares are held in "street name"—in an account with a bank, broker, or other nominee—you must obtain a proxy issued in your name from such broker, bank or other nominee.

        You can vote your shares by completing and returning the proxy card, or, if you are a non-registered/beneficial holder, by following the instructions set forth in the enclosed voting instruction form. A returned signed proxy card or voting instruction form without any indication of how shares should be voted will be voted FOR the election of directors and FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

        Our corporate by-laws define a quorum as two persons present in person, each being a shareholder entitled to vote or a duly appointed proxy for an absent shareholder so entitled and together holding or representing by proxy not less than 5% of the outstanding shares of the Company entitled to vote at the Annual Meeting. Our by-laws do not allow cumulative voting for directors. The nominees who receive the most votes will be elected. A simple majority of the votes cast is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm.

QUESTIONS AND ANSWERS ABOUT THE MEETING, PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

        The Company is providing this Proxy Statement and proxy card directly to shareholders who are shareholders of record at the close of business on April 26, 2011 and are entitled to vote at the Annual Meeting. This Proxy Statement describes issues on which the Company would like you, as a shareholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Annual Meeting to vote your shares.

        When you submit your executed proxy card, you appoint Lynn A. Peterson, President and Chief Executive Officer (or "CEO") of the Company and a member of the Board, and James P. Henderson, Secretary, Treasurer and Chief Financial Officer (or "CFO"), your representatives at the Annual Meeting. As your representatives, they will vote your shares at the Annual Meeting (or any adjournments or postponements) as you have instructed them on your proxy card. With proxy voting, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you return your proxy card in advance of the Annual Meeting.

        If an issue arises for voting at the Annual Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representatives will vote your shares, under your proxy, at their discretion, subject to any limitations imposed by law.

Why does my name not appear as a shareholder of record?

        Many, if not most, investors own their investment shares through a broker-dealer or other nominee. Broker-dealers frequently clear their transactions through other broker-dealers, and may hold the actual certificates for shares in the name of securities depositories, such as CEDE & Co. (operated by Depository Trust Company of New York City). In such a case, only the ultimate certificate holder appears on our records as a shareholder, even though that nominee may not have any economic interest in the shares that you actually own through your broker-dealer. You should contact your broker-dealer for more information about this process.

        If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the non-registered/beneficial owner of shares held in a "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account by following the instructions on the enclosed voting instruction form. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Who is making this solicitation and who will pay the related costs?

        This solicitation is made on behalf of the management of the Company. No director has given management notice that he intends to oppose any action intended to be taken by management at the Annual Meeting. The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the Annual Meeting as possible, the Company's directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of the Company's common stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

 When is the record date?

        The Board has fixed Tuesday, April 26, 2011 as the record date for the Annual Meeting. Only holders of the Company's stock as of the close of business on that date will be entitled to vote at the Annual Meeting.

How many shares are outstanding and how many votes can be cast by all shareholders?

        A total of 179,177,939 shares were outstanding as of April 26, 2011. Votes may be cast on each matter presented, consisting of one vote for each share of the Company's common stock outstanding as of the record date.

On what am I voting?

        You are being asked to vote on the following:

  •
  the election of five directors for terms expiring in 2012;

  •
  an advisory vote on executive compensation;

  •
  an advisory vote on the frequency of conducting an advisory vote on executive compensation

  •
  the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011;

  •
  the approval of Amendment No. 2 to the Company's 2007 Stock Incentive Plan; and

  •
  any other business that may properly come before the Annual Meeting.

        Each share of common stock is entitled to one vote. No cumulative rights are authorized, and dissenters' rights are not applicable to any of the matters being voted upon.

        The Board recommends a vote FOR each of the nominees to the Board, FOR the advisory vote on executive compensation, for a THREE YEAR frequency for conducting an advisory vote on executive compensation, FOR ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011 and FOR the approval of amendment No. 2 to the Company's 2007 Stock Incentive Plan.

How do I vote?

        If you are a registered holder, you may vote your shares by promptly completing, signing and returning the enclosed proxy card in the enclosed envelope or by attending the Annual Meeting in person and voting. Joint owners must each sign the proxy card. If you are a non-registered/beneficial holder, you will receive a voting instruction form from a broker-dealer or other nominee that you will use to instruct such persons how to vote your shares. If you receive a voting instruction form, you may vote those shares by mail, telephonically by calling the telephone number shown on the voting form or via the Internet at the web site shown on the voting instruction form. If you are a non-registered/beneficial holder, you are not considered to be a shareholder of record, and you will not be permitted to vote your shares in person at the Annual Meeting unless you have obtained a proxy for those shares from the person who holds your shares of record. Should you require additional information regarding the Annual Meeting, please contact James P. Henderson at (303) 592-8075.

Can shareholders vote in person at the Annual Meeting?

        If you prefer, you may vote at the Annual Meeting. If you hold your shares through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else's name, you must request a legal proxy from your stockbroker or the registered owner to vote at the Annual Meeting.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, it likely means that you have multiple accounts with the transfer agent and/or with stockbrokers. Please vote all of the shares.

What if I share an address with another shareholder and we received only one copy of the proxy materials?

        We have adopted a procedure that permits us and brokerage firms to send one copy of our 2010 Annual Report and this Proxy Statement and accompanying materials to multiple shareholders who share the same address, unless we receive contrary instructions from a shareholder.

        In the event that a shareholder wishes to receive a separate copy of this proxy statement and accompanying materials for the Annual Meeting, the Company's 2010 Annual Report, or any future proxy materials or annual reports, the shareholder may promptly receive separate copies by written or oral request to James P. Henderson, Secretary of the Company, at (303) 592-8075, 1625 Broadway, Suite 250, Denver, Colorado 80202. Shareholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Company in the same manner. Shareholders holding shares through a broker can request a single copy by contacting the broker. Please note that each shareholder should receive a separate proxy card to vote the shares they own.

May I revoke my proxy?

        You may revoke your proxy and change your vote at any time up until the commencement of the Annual Meeting. You may do so by:

  •
  signing another proxy with a later date and delivering it to Computershare Investor Services, Inc., 100 University Avenue, Toronto, Ontario, Canada, M5J 2Y1 (according to the instructions on the proxy), not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Annual Meeting;

  •
  voting in person at the Annual Meeting;

  •
  signing and dating a written notice of revocation and delivering it to the head office of the Company, 1625 Broadway, Suite 250, Denver, Colorado, 80202, at any time up to and including the last business day preceding the day of the Annual Meeting or to the Chairman of the Annual Meeting on the day of the Annual Meeting; or

  •
  in any other manner provided by law.

How many votes do you need to hold the Annual Meeting?

        To conduct the Annual Meeting, the Company must have a quorum, which means that two persons must be present in person, each being a shareholder entitled to vote or a duly appointed proxy for an absent shareholder so entitled and together holding or representing by proxy not less than 5% of the outstanding shares of the Company entitled to vote at the Annual Meeting.

How are abstentions and broker non-votes counted?

        Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions will not be included in vote totals and will not affect the outcome of the vote of any proposal contained in this year's Proxy Statement. "Broker non-votes," which are shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will be counted for purposes of establishing a quorum. If a quorum is present, broker non-votes will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter.

        A nominee is entitled to vote shares held for a beneficial owner on "routine" matters, such as the ratification of the selection of Ernst & Young LLP as our independent auditors, without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, a nominee is not entitled to vote shares held for a beneficial owner on certain "non-routine" matters. The election of our directors, the advisory vote on executive compensation, the advisory vote on the frequency of the vote on executive compensation and the approval of the Company's 2007 Stock Incentive Plan are treated as non-routine matters.

        If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the Annual Meeting. If you do not instruct your bank, broker, or other nominee how to vote in the election of directors, the advisory vote on executive compensation and the advisory vote on the frequency of the vote on executive compensation, then no votes will be cast on your behalf.

How many votes are needed to elect directors?

        The nominees for election as directors at the 2011 Annual Meeting will be elected by a majority of the votes cast at the Annual Meeting. A properly executed proxy card or voting instruction form marked "Withheld" with respect to the election of directors will not be voted and will not count for or against any of the nominees.

How many votes are needed to approve the advisory vote on executive compensation and the advisory vote on the frequency of the vote on executive compensation?

        Approval of the 2010 compensation of our Named Executive Officers requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

        Approval of a voting frequency requires the affirmative vote of a majority of the votes cast at the Annual Meeting. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes, the option receiving the greatest number of votes will be considered the frequency recommended by the Company's shareholders.

        While we intend to carefully consider the voting results of these proposals, the final votes are advisory in nature and therefore not binding on us, our Board of Directors or the Compensation Committee. Our Board of Directors and Compensation Committee value the opinions of all of our shareholders and will consider the outcome of this vote when making future decisions on executive compensation and the frequency with which we will hold an advisory vote on executive compensation.

How many votes are needed to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm?

        The selection of Ernst & Young LLP as our independent registered public accounting firm will be ratified by a majority of the votes cast at the Annual Meeting.

How many votes are needed to approve the amendments to the 2007 Stock Incentive Plan?

        Approval of the amendments to the 2007 Stock Incentive Plan requires affirmative vote of a majority of the votes cast at the Annual Meeting.

 Will my shares be voted if I do not sign and return my Proxy Card?

        If your shares are registered in your name, and you do not sign and return your proxy card, your shares will not be voted at the Annual Meeting. If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares.

How are votes counted?

        Your shares will be voted as you indicate. If you simply submit your executed proxy card or voting instruction form with no further instructions, your shares will be voted:

  •
  FOR each director nominee for terms expiring in 2012;

  •
  FOR the advisory vote on executive compensation;

  •
  THREE YEAR frequency for conducting the advisory vote on executive compensation;

  •
  FOR ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011; and

  •
  FOR the approval of Amendment No. 2 to the 2007 Stock Incentive Plan.

        Voting results will be tabulated and certified by a representative of Computershare Investor Services, Inc., scrutineer of the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

        The Company will publish the final results in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (the "SEC") and on http://www.sedar.com within four business days after the date of our Annual Meeting.

How can I obtain a copy of the Proxy Statement and the 2010 Annual Report on Form 10-K?

        The Company's Proxy Statement and 2010 Annual Report on Form 10-K, including financial statements, are available through the SEC's website at http://www.sec.gov, through the Company's website at http://www.kodiakog.com and through http://www.sedar.com.

        At the written request of any shareholder who owns common stock on the record date, the Company will provide to such shareholder, without charge, a paper copy of the Company's 2010 Annual Report on Form 10-K, including the financial statements but not including exhibits. Upon your request and for a reasonable fee, the Company will provide copies of the exhibits. Requests for additional paper copies of the 2010 Annual Report on Form 10-K should be mailed to:

    Kodiak Oil & Gas Corp.
    1625 Broadway, Suite 250
    Denver, Colorado 80202
    Attention: James P. Henderson, Secretary

What materials accompany this Proxy Statement?

        The following materials accompany this Proxy Statement:

  1.
  the Company's Annual Report to Shareholders for the year ended December 31, 2010;

  2.
  the Company's form of proxy card or voting instruction form;

  3.
  a copy of the proposed amendments to the 2007 Stock Incentive Plan; and

  4.
  a financial statement request form.

 PROPOSAL ONE:
ELECTION OF DIRECTORS

What is the current composition of the Board?

        The Company's current bylaws require the Board to have at least three and no more than ten directors. The current Board is composed of five directors.

Is the Board divided into classes? How long is the term?

        No, the Board is not divided into classes. All directors serve one-year terms until their successors are elected and qualified at the next Annual Meeting.

Who is standing for election this year?

        The Compensation and Nominating Committee has nominated the following five current Board members for election at the 2011 Annual Meeting, to hold office until the 2012 Annual Meeting:

  •
  Lynn A. Peterson

  •
  James E. Catlin

  •
  Rodney D. Knutson

  •
  Herrick K. Lidstone, Jr.

  •
  William J. Krysiak

        The following nominees qualify as independent under the applicable NYSE Amex LLC ("NYSE Amex") standards, SEC rules and the Multilateral Instrument 52-110 ("MI 52-110"): Rodney D. Knutson, Herrick K. Lidstone, Jr. and William J. Krysiak. Additional information concerning the above nominees, including their ages, positions and offices held with the Company, and terms of office as directors, is set forth below under the heading "Information Concerning the Board of Directors and Executive Officers."

What if a nominee is unable or unwilling to serve?

        Should any one or more of the nominees become unable or unwilling to serve, which is not anticipated, the Board may designate substitute nominees, in which event only the following persons may vote: (1) registered shareholders present at the Annual Meeting and (2) proxyholders having a legal proxy and who are present at the Annual Meeting.

How are nominees elected?

        Directors are elected by a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.

May additional directors be appointed by the Board?

        Between annual meetings, the directors possess authority under Yukon law to appoint additional directors of up to one-third of the current number of Board members, or two additional directors, subject to the overall limit of ten directors. The Board may also fill vacancies created during the year due to the death or resignation of a director.

The Board recommends a vote FOR each of the nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to our current directors and executive officers. The term for each director expires at our next annual general meeting or at such time as his or her successor is appointed and qualified, upon ceasing to meet the qualifications for election as a director, upon death, upon removal by the shareholders or upon delivery or submission to the Company of the director's written resignation, unless the resignation specifies a later time of resignation. Each executive officer shall hold office until the earlier of the date his resignation becomes effective, the date his successor is appointed or he shall cease to be qualified for that office, or the date he is terminated by the Board. The ages of the directors and executive officers are shown as of December 31, 2010.

Name and Municipality of Residence	Position and Office Held	Director/Officer Since	Age
Executive Officers
Lynn A. Peterson—Denver, Colorado	Director, President & CEO	November 2001	57
James E. Catlin—Denver, Colorado	Chairman, Executive V.P. & COO	February 2001	64
James P. Henderson—Denver, Colorado(1)	CFO, Secretary & Treasurer	March 2010	45
Directors
Rodney D. Knutson(2)(3)—Aspen, Colorado	Director	March 2001	69
Herrick K. Lidstone, Jr.(2)(3)—Centennial, Colorado	Director	March 2006	61
William J. Krysiak (2)(3)—Denver, Colorado	Director	September 2010	50

(1)
Mr. Henderson rejoined the Company on April 1, 2010 after having formerly served as the Company's Chief Financial Officer from May 24, 2007 to May 10, 2008.

(2)
Member of the Compensation and Nominating Committee of the Board.

(3)
Member of the Audit Committee of the Board.

        The following is a brief description of the employment background of the Company's current directors/director nominees and executive officers:

        Lynn A. Peterson has served as a director of the Company since November 2001, and President and Chief Executive Officer since July 2002. Mr. Peterson has over 25 years of industry experience. Mr. Peterson was an owner of CP Resources, LLC, an independent oil and natural gas company from 1986 to 2001. Mr. Peterson served as Treasurer of Deca Energy from 1981 to 1986. Mr. Peterson was employed by Ernst and Whinney as a certified public accountant prior to this time. He received a Bachelor of Science in Accounting from the University of Northern Colorado in 1975. Mr. Peterson's business address is 1625 Broadway, Suite 250, Denver, Colorado 80202. The determination was made that Mr. Peterson should serve on our Board of Directors due to his extensive executive level experience working with oil and natural gas companies. In addition, we believe that it is of importance that the Board of Directors have the benefit of management's perspective, and in particular, that of the Chief Executive Officer.

        James E. Catlin has served as a director of the Company since February 2001, Chairman since July 2002, Secretary from July 2002 to May 2008 and Chief Operating Officer since June 2006.Mr. Catlin has over 30 years of geologic experience, primarily in the Rocky Mountain Region. Mr. Catlin was an owner of CP Resources LLC, an independent oil and natural gas company from 1986 to 2001. Mr. Catlin was a founder and Vice-President of Deca Energy from 1980 to 1986 and worked as a district geologist for Petroleum Inc. and Fuelco prior to this time. He received a Bachelor of Arts and a Masters degree in Geology from the University of Northern Illinois in 1973. Mr. Catlin's business address is 1625 Broadway, Suite 250, Denver, Colorado 80202. The determination was made that Mr. Catlin should serve on our Board of Directors due to his extensive training and experience with respect to geology and executive level experience working with oil and natural gas companies.

        James P. Henderson previously served as the Company's Chief Financial Officer from May 24, 2007 to May 10, 2008. He rejoined the Company on April 1, 2010 after two years as director of finance of Aspect Energy LLC, a Denver-based privately held energy company. Prior to May 2007, Mr. Henderson spent 17 years at Western Gas Resources and its successor, Anadarko Petroleum Corp., in its Denver office. During that time, he served as director, accounting services at Anadarko Petroleum Corp. and in various financial roles including director, financial planning and analysis at Western Gas Resources. Mr. Henderson holds a Bachelors degree in Accounting from Texas Tech University and a Master of Business Administration degree from Regis University in Denver. Mr. Henderson's business address is 1625 Broadway, Suite 250, Denver, Colorado 80202.

        Rodney D. Knutson has served as a director of the Company since March 2001. Currently, he is a self-employed attorney in Aspen, Colorado. Prior to this, he had over thirty years of private law practice in Denver, Colorado working with oil, gas and mining companies. Mr. Knutson has a Bachelor of Electrical Engineering (1965) from the University of Minnesota and a Juris Doctor (1972) from the University of Denver. Mr. Knutson is a former president of the Rocky Mountain Mineral Law Foundation. Mr. Knutson's business address is 1625 Broadway, Suite 250, Denver, Colorado 80202. The determination was made that Mr. Knutson should serve on our Board of Directors due to his extensive experience working with oil, gas and mining companies.

        Herrick K. Lidstone, Jr. has served as a director of the Company since March 2006. Mr. Lidstone is an attorney at law in Greenwood Village, Colorado, and is currently with Burns, Figa & Will, P.C., where he practices in corporate and securities law, dealing frequently with mergers and acquisitions, finance transactions, and private and public securities offerings. Mr. Lidstone serves on the Securities Board for the Department of Regulatory Agencies in Colorado. He has been Adjunct Professor of Law at the University of Colorado and the University of Denver and has taught continuing education courses for the National Business Institute, CLE in Colorado, Inc., and other CLE providers. He has numerous legal publications and presentations to his credit. Mr. Lidstone received a Bachelor of Arts from Cornell University in 1971 and a Juris Doctor from the University of Colorado School of Law in 1978. Mr. Lidstone's business address is Suite 1000, 6400 South Fiddler's Green Circle, Greenwood Village, Colorado 80111. The determination was made that Mr. Lidstone should serve on our Board of Directors due to his extensive business and securities law experience and his experience in representing companies involved in natural resource exploration, development and production.

        Mr. Krysiak has served as a director of the Company since September 2010. He is currently the CFO of Southwest Generation Operating Company, LLC, an independent power producer. Prior to his current position, from September 2007 to July 2009, he was the CFO of Aspect Holdings LLC, a Denver-based energy company. Prior to Aspect, he served in various financial-oriented management and officer positions at Western Gas Resources, Inc. from 1985 to 2006, including Chief Financial Officer. Subsequent to the sale of Western Gas Resources to Anadarko, Mr. Krysiak assisted Anadarko in a transition period from August 2006 through June 2007 as the Director of Financial Projects. He earned his BS in business administration with a major in accounting from Colorado State University in 1982 and is a Certified Public Accountant. Mr. Krysiak's business address is 1625 Broadway, Suite 250, Denver, Colorado 80202. The determination was made that Mr. Krysiak should serve on our Board of Directors due to his substantial financial reporting, compliance, capital markets and oil and gas transactional experience gained by way of his 17 years of experience as a corporate officer responsible for accounting and financial matters and his strong public company experience in the oil and gas industry.

Family and Certain Other Relationships

        There are no family relationships among the members of the Board or the members of senior management of our company. There are no arrangements or understanding with major shareholders, customers, suppliers or others, pursuant to which any member of the Board or member of senior management was selected.

Interests of Insiders and Material Transactions

        During the 2010 fiscal year, none of the directors or officers were indebted to the Company or were a party to a material transaction with the Company.

CORPORATE GOVERNANCE

Structure of the Board of Directors

        The Company's current by-laws require the Board to have at least three and no more than ten directors. The current Board is comprised of the following five directors:

  •
  Lynn A. Peterson

  •
  James E. Catlin

  •
  Rodney D. Knutson

  •
  Herrick K. Lidstone, Jr.

  •
  William J. Krysiak

Meetings of the Board and Board Member Attendance of Annual Meeting

        During the fiscal year ended December 31, 2010, the Board held 12 meetings. None of the incumbent directors attended fewer than 75% of the aggregate of the total number of Board meetings and meetings of the committees on which he serves.

        Board members are not required to attend the annual general meeting. All of the board members serving as such at the time attended the 2010 Annual Meeting of Shareholders.

Shareholder Communications to the Board

        Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, James P. Henderson, Kodiak Oil & Gas Corp., 1625 Broadway, Suite 250, Denver, Colorado 80202. The Company's Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company's Secretary will review all communications before forwarding them to the appropriate Board member. The Board has requested that items unrelated to the duties and responsibilities of the Board, such as junk mail and mass mailings, business solicitations, advertisements and other commercial communications, surveys and questionnaires, and resumes or other job inquiries, not be forwarded.

Board Committees

Audit Committee and Audit Committee Financial Expert

        The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. The members of our Audit Committee are Messrs. Krysiak, Lidstone and Knutson. Mr. Krysiak is chairman of the Audit Committee. All committee members qualify as independent directors under the applicable NYSE Amex standards, SEC rules and MI 52-110. The Board has determined that all current members of the Audit Committee are "financially literate" as interpreted by the Board in its business judgment. Mr. Krysiak further qualifies as an audit committee financial expert, as defined in the applicable rules of the SEC. The Audit Committee held five meetings during fiscal year 2010.

        The Audit Committee meets periodically with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the committee meets with the independent auditors at least on a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements.

        We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at http://www.kodiakog.com. Further information on our Audit Committee and related matters, including the Report of our Board on Audited Financial Statements, is located below under the section "Proposal Four—Ratification of the Appointment of Ernst & Young LLP."

Compensation and Nominating Committee

        Our Board has established a Compensation and Nominating Committee, the current members of which are Messrs. Knutson, Lidstone and Krysiak. Mr. Lidstone is chairman of the Committee. All current committee members qualify as independent directors under the applicable NYSE Amex standards, SEC rules and MI 52-110. The Committee held four meetings during the fiscal year 2010. The Committee's Charter is available on our website at http://www.kodiakog.com. The Committee, acting pursuant to its written charter, serves the following purposes: (i) to assist the Board in fulfilling its oversight responsibilities relating to officer and director compensation, succession planning for senior management, development and retention of senior management, and such other duties as directed by the Board, (ii) to advise the Board with respect to Board composition, procedures and committees, (iii) to lead the Board in its annual review of the Board's performance and (iv) to identify and recommend to the Board individuals qualified to be nominated for election to the Board and to be members and Chairpersons of the Board committees.

Director Nomination Policies

        The Committee is responsible for reviewing any shareholder proposals to nominate Board candidates. Shareholders may submit names of persons to be considered for nomination, and the Committee will consider such persons in the same way it evaluates other individuals for nomination as a new director. For the Company's policies regarding shareholder requests for nominations, see the section entitled "Shareholder Proposals" in this Proxy Statement. None of the 2011 Committee nominees were nominated by a shareholder.

        Annually, the Committee follows a process designed to consider the re-election of existing directors and to seek individuals qualified to become new board members for recommendation to the Board to fill any vacancies. In assessing the qualification of a candidate, the Committee generally adheres to the following guidelines:

  •
  the Committee observes any SEC or applicable stock exchange rules on independence;

  •
  no director shall be a director, consultant or employee of or to any competitor of the Company;

  •
  the Committee shall consider the candidates' various other obligations and time commitments and their ability to attend meetings in person; and

  •
  to avoid potential conflicts of interest, interlocking directorships will not be allowed.

        The Committee believes that having directors with relevant experience in business and industry, finance and other areas, and, in particular, experience with regard to exploration and production of natural gas and oil, financial reporting, risk management and business strategy, is beneficial to the Board as a whole. Directors with such backgrounds can provide a useful perspective on significant risks and competitive advantages and an understanding of the challenges the Company faces. The Committee monitors the mix of skills and experience of directors and Committee members to assess whether the Board has the appropriate tools to perform its oversight function effectively. With respect to nominating existing directors, the Committee reviews relevant information available to it and assesses their continued ability and willingness to serve as a director. The Committee also assesses each person's contribution in light of the mix of skills and experience the Committee deems appropriate for the Board.

        With respect to considering nominations of new directors, including nominations by shareholders, the Committee conducts a thorough search to identify candidates based upon criteria the Committee deems appropriate and considers the mix of skills and experience necessary to complement existing Board members. The Committee reviews selected candidates and makes a recommendation to the Board. The Committee may also seek input from other Board members or senior management when identifying candidates. The Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees.

Compensation Policies

        The Compensation and Nominating Committee, acting pursuant to its written charter, a copy of which is available on our website at http://www.kodiakog.com, is responsible for setting executive compensation levels and executive and overall compensation policies. It is also responsible for reviewing and approving any executive benefit plans, making awards under the Company's equity plans and performing such other duties delegated to it by the Board. The Compensation Committee does not have express authority to delegate its authority to any subcommittee or other group. See "Compensation Discussion and Analysis" for additional discussion regarding the process and procedures of the Committee with respect to compensation.

Board Leadership Structure

        The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Currently, the position of Chief Executive Officer and Chairman are separate, with James Catlin, the Company's Executive Vice President and Chief Operating Officer, serving as the Chairman of the Board and Lynn Peterson serving at the Chief Executive Officer.

        The Board believes that separating these roles allows the Chief Executive Office the opportunity to focus on running the Company's business and managing the day-to-day challenges, while providing the Board the opportunity to benefit from the Chairman's ability to support the other members of the Board and work closely with the other members of the executive team.

Board's Role in Risk Oversight

        While Company management is charged with the day-to-day management of risks the Company faces, the Audit Committee, pursuant to its charter, is responsible for oversight of risk management.

Specifically, the Audit Committee reviews and assesses the adequacy of the Company's risk management policies and procedures with regard to identification of the Company's principal risks, both financial and non-financial, and reviews updates on these risks from the Chief Executive Officer. The Audit Committee also reviews and assesses the adequacy of the implementation of appropriate systems to mitigate and manage the principal risks. In addition, the Audit Committee is charged with the responsibility of evaluating related party transactions and conflicts of interest. The Audit Committee reports to the Board of Directors regarding the foregoing matters, and the Board of Directors ultimately approves any changes in corporate policies, including those pertaining to risk management.

        The Board leadership structure promotes effective oversight of the company's risk management for the same reasons that the structure is most effective for the Company in general, that is, by providing the Chief Executive Officer and other members of senior management with the responsibility to assess and manage the Company's day-to-day risk exposure and providing the Board, and specifically the Audit Committee of the Board, with the responsibility to oversee these efforts of management.

Risk Assessment Regarding Compensation Policies and Practices

        The Compensation Committee recently conducted an assessment of the Company's compensation policies and practices, including its executive compensation programs, to evaluate the potential risks associated with these policies and practices. The Compensation Committee concluded that the Company's compensation programs are designed with an appropriate balance of risk and reward and do not encourage excessive or unnecessary risk-taking behavior. As a result, the Company does not believe that risks relating to its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

        In conducting its review, the Compensation Committee noted the following risk-limiting characteristics of the Company's compensation policies and practices:

  •
  the Company's senior executive officers receive a fixed salary each year;

  •
  awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance; and

  •
  members of the Compensation Committee, in their discretion, approve all final decisions concerning management compensation after reviewing executive and corporate performance and competitive benchmarking data.

DIRECTOR COMPENSATION

        Our Compensation and Nominating Committee charter provides that the Compensation and Nominating Committee is to recommend to the Board of Directors matters related to director compensation. The director compensation package for non-employee directors consists of annual cash compensation and an award of stock options exercisable to purchase shares of common stock of the Company. Directors who also chair a committee will receive additional cash compensation for their service as a chairperson. No employee of the Company is entitled to compensation for service as a director. For the 2010 fiscal year, Herrick Lidstone, Jr. received additional cash compensation for his service as chairperson of the Compensation and Nominating Committee, and Don McDonald and William Krysiak each received additional cash compensation for their service as chairperson of the Audit Committee for the respective period each served in such role. No additional compensation was paid to any director for serving on any committee of the Board of Directors or for attending meetings.

        The following table provides information related to the compensation of our non-employee directors during fiscal year 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total $
Rodney D. Knutson	30,000	157,355	187,355
William J. Krysiak(4)	9,000	190,946	199,946
Herrick K. Lidstone	36,000	157,355	193,355
Don A. McDonald(5)	21,913	39,339	61,252

(1)
For 2010, each director received an aggregate of $30,000 in cash compensation, and the chairman of each committee received an additional aggregate amount of $6,000. The cash compensation paid to Messrs. Krysiak and McDonald was prorated based on each of their respect service periods.

(2)
The amounts shown in this column represent stock options subject to our 2007 Stock Incentive Plan and reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by the directors when received. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2008, 2009 and 2010 are included in footnote 6 to the Company's audited financial statements for the fiscal year ended December 31, 2010, included in the Company's Annual Report on Form 10-K.

(3)
In 2010, the Company granted to each of Messrs. Knutson, Lidstone and McDonald (i) stock options to acquire 33,000 shares at an exercise price of $3.50, having a grant date of April 1, 2010, and (ii) stock options to acquire 42,000 at an exercise price of $3.48, having a grant date of June 3, 2010. On September 22, 2010, the Company granted to Mr. Krysiak 100,000 stock options at an exercise price of $3.13. As of December 31, 2010, each director had the following number of stock options outstanding: Mr. Knutson: 275,000; Mr. Lidstone 175,000; Mr. Krysiak: 100,000; and Mr. McDonald: 0.

(4)
Effective September 22, 2010, the Board appointed William J. Krysiak to the positions of director, member of the Compensation and Nominating Committee and the Audit Committee and Chairman of the Audit Committee.

(5)
Effective August 9, 2010, Don A. McDonald resigned from the Board. Upon his resignation, all of his unvested stock options terminated immediately and his vested but unexercised options remained exercisable for a period of three months after the date of resignation. As a result of the resignation, 56,250 of Mr. McDonald's unvested and unexercised options terminated.

OTHER GOVERNANCE MATTERS

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics, the full text of which can be found on our website at http://www.kodiakog.com.

Compensation Committee Interlocks and Insider Participation

        There were no compensation committee or board interlocks among the members of our Board.

Legal Proceedings

        Neither we nor any of our property are currently subject to any material legal proceedings or other regulatory proceedings. We do not currently know of any legal proceedings against us involving our directors, executive officers, or shareholders of more than 5% of our voting stock.

Mandate of the Board

        The Board believes that the principal objective of the Company is to generate economic returns with the goal of maximizing shareholder value. This will be accomplished by the effective discharge of the Board's responsibilities concerning strategic planning, appointment and oversight of management, succession planning, risk identification and management, environmental oversight and overseeing financial and corporate issues. The majority of the members of the Board are independent directors, and the primary responsibility for certain matters is delegated to committees composed entirely of independent directors.

        While the Board is responsible for management of the business of the Company by law, this is generally carried out by proxy through the Company's chief executive officer, who is appointed by the Board and charged with the day-to-day leadership and management of the Company. The Board approves the goals of the business, the objectives and policies within which it is managed, and then steps back and evaluates management's performance.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities ("10% Shareholders"), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and 10% Shareholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on a review of the reports received by the SEC, furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that, during the fiscal year ended December 31, 2010, the Company's officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except that four reports, covering a total of five transactions were filed late. Messrs. Knutson, Lidstone and McDonald each filed one late report, with each report consisting of one transaction relating to an exempt stock option grant, and Mr. Catlin filed one late report consisting of two transactions related to an exempt option exercise and related sale.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing, approving and overseeing all related party transactions. Our Code of Business Conduct and Ethics sets forth our written policy regarding related party transactions. Specifically, our Code of

Business Conduct and Ethics provides that our directors, officers and employees should not be involved in any activity that creates or gives the appearance of a conflict of interest between their personal interests and the interests of the Company. In particular, our Code of Business Conduct states that, without the specific permission of our Board of Directors (including contracts approved by our Board of Directors), no director, officer or employee, or a member of his or her family shall:

  •
  be a consultant to, or a director, officer or employee of, or otherwise operate an outside business that:

  •
  is in competition with our current or potential business goals and objectives;

  •
  supplies products or services to the Company; or

  •
  has any financial interest, including significant stock ownership, in any entity with which we do business that might create or give the appearance of a conflict of interest;

  •
  seek or accept any personal loan or services from any entity with which we do business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses;

  •
  be a consultant to, or a director, officer or employee of, or otherwise operate, an outside business if the demands of the outside business would interfere with the director's, officer's or employee's responsibilities to us;

  •
  accept any personal loan or guarantee of obligations from the Company, except to the extent such arrangements are legally permissible; or

  •
  conduct business on behalf of the Company with immediate family members, which include spouses, children, parents, siblings and persons sharing the same home whether or not legal relatives.

        Directors, officers, and employees must immediately notify the Chair of our Audit Committee of the existence of any actual or potential conflict of interest. The circumstances will be reviewed for a decision on whether a conflict of interest is present, and if so, what course of action is to be taken. The Company had no reportable related party transactions during 2010.

Independence of Directors

        The Board of Directors has determined that the following directors qualify as independent under the applicable NYSE Amex standards, SEC rules and the Multilateral Instrument 52-110 ("MI 52-110"): Rodney D. Knutson, Herrick K. Lidstone, Jr. and William J. Krysiak.

COMPENSATION DISCUSSION AND ANALYSIS

        The following contains a description of our 2010 compensation programs and objectives with respect to our Named Executive Officers identified in the Summary Compensation table (the "NEOs").

Executive Summary

        The compensation package for our NEOs is composed of the following elements:

Component	Short or Long Term	At Risk or Not	Summary
Base Pay	Short term	Not at risk	Fixed pay that is not subject to financial performance risk.
Annual Bonus Incentive Program	Short term	At risk	Annual award that is based on corporate performance.
Performance Equity-Based Awards	Long term	At risk

For 2010, the NEOs were awarded stock options, the vesting of which was tied to corporate performance objectives. For 2011, the NEOs were awarded a tandem grant of restricted stock units and performance awards, the vesting of which was tied to corporate performance objectives and additional time-based vesting requirements.

        The Company's executive compensation program is designed to align the interests of the NEOs with shareholders by tying a significant portion of the NEOs' compensation to the Company's performance, as measured by a variety of factors during the applicable fiscal year. Under the program, the portion of compensation guaranteed to the NEOs at the beginning of any fiscal year represents only a fraction of the total potential compensation. On average, only 19% of the value of the NEOs' aggregate 2010 target annual compensation was assured in the form of salary, whereas 81% was linked directly to the Company's performance in the form of bonus and equity awards. The following illustrates the foregoing pay mix:

Pay Mix - NEOs

        In making decisions on the payout and vesting of the performance-based compensation for 2010, the Compensation Committee considered the Company's financial and operational performance in the face of ongoing challenges of a recovering US and global economy. In the face of these conditions, the Compensation Committee noted that the Company nonetheless experienced an approximate 200% growth in its stock price per share, closed two significant equity offerings and a credit facility during 2010 and completed a significant property acquisition having a value of approximately $110 million. In addition, the Company achieved record financial results in the 2010 fiscal year. The chart below summarizes the key Company financial and operational results for fiscal 2010 compared to fiscal 2009.

	Fiscal 2010	Fiscal 2009	Change
	($ in thousands, except per share figure)	($ in thousands, except per share figure)
Net Worth	$299,047	69,928	327%
Oil and Gas Sales	$30,212	10,652	183%
Adjusted EBITDA(1)	$16,100	4,000	303%
Sales Volume (BOE)	460,000	219,000	110%
Per Share Price as of Year-End	$6.60	$2.22	197%

(1)
"Adjusted EBITDA" is a non-GAAP financial measure. For further information regarding this measure, please see our earnings release furnished on a Form 8-K filed on March 3, 2011.

In light of these circumstances, and the fact that the Company far exceeded four of the five defined performance goals (discussed below), the Compensation Committee viewed the Company's fiscal 2010 results to be outstanding when considered against the backdrop of the challenging economic environment in which they were accomplished. Taking into account the foregoing factors, the following determinations were made with respect to the at-risk portion of the NEOs' 2010 compensation:

  •
  Annual Cash Incentive Program: Our CEO received a 131% payout under our annual incentive bonus program and our COO and CFO received 144% and 155% payouts respectively. Our CFO's salary used in this calculation was based on his partial year service. If his annualized 2010 salary was used instead, the payout is 116%.

  •
  Equity-Based Awards: 89.55% of the NEOs' target number of performance-based stock options vested that were subject to the 2010 performance criteria.

How Executive Compensation is Determined and the Role of the Compensation Committee, Management and Consultants; Benchmarking

        The compensation review process for the 2010 NEO compensation took place during the first quarter of the fiscal year with a presentation by the Chief Executive Officer to the Compensation Committee of current compensation philosophies and programs. The role of the Chief Executive Officer is to provide the Compensation Committee with perspectives on the business context to assist the Compensation Committee in making its decisions. The Chief Executive Officer also discusses with the Compensation Committee the compensation of the other NEOs. After such discussions, the Chief Executive Officer generally does not participate further in Compensation Committee deliberations or determinations regarding NEO compensation. The Compensation Committee makes all final decisions concerning NEO compensation. Compensation decisions are generally based upon an analysis of competitive benchmarking data and the performance of the Company overall and, at the sole discretion of the Compensation Committee, may also be based upon other considerations, such as the individual's performance and the individual's influence on the performance of the Company.

        As part of its evaluation of 2010 NEO compensation, the Compensation Committee utilized a report developed by the compensation consultant Arlen L. Brammer, P.C. ("Brammer") in 2009. The Compensation Committee utilized the Brammer report to determine whether salary compensation previously established in the employment agreements for the NEOs was in line with compensation paid at other similar companies, and to determine the appropriate bonus and equity award potential. When developing the 2009 Brammer report, the Compensation Committee had instructed Brammer to conduct a review utilizing peer group data and to make recommendations with respect to compensation levels. The peer group utilized by Brammer based on input from the Compensation Committee consisted of oil and gas exploration and production companies with a total asset size of between $150 million and $250 million and was comprised of the following companies:

Abraxas Petroleum Corp.
Callon Petroleum Co.
Delta Petroleum Corporation
Double Eagle Petroleum Co.
Georesourses, Inc.
Gulfport Energy, Co.
Isramco Inc.
NGas Resources Inc.
PrimeEnergy Corporation
Vanguard Natural Resources, LLC
Venoco, Inc.

Compensation Objectives

        The compensation package for our NEOs is specifically designed to achieve three compensation objectives:

  •
  Attracting and retaining key talent;

  •
  Aligning the interests of our executive officers with the interests of the Company's shareholders; and

  •
  Providing our executives with reasonable security to motivate them to continue employment with the Company.

        The compensation package achieves the goal of attracting and retaining key talent in a highly competitive oil and gas environment through a total compensation package that pays at market levels, as described in more detail below. The compensation package achieves the goal of aligning the interests of management and the Company's shareholders by linking the payout of executive officer bonus incentive awards, and the vesting of equity-based awards, to the successful performance of the Company, and in turn, to the creation of shareholder value. The compensation package achieves the goal of providing our executives with reasonable security through the provision of termination and change of control benefits, which promotes the executives' focus on the Company's business and enhancing shareholder value without undue concern about loss of their job.

2010 Compensation—The Year in Review

        Following is a discussion of the 2010 compensation decisions with respect to Mr. Peterson, our CEO, Mr. Henderson, our CFO, and Mr. Catlin, our COO. Although Mr. Doss served as our CFO for a short time at the beginning of 2010, the Compensation Committee did not evaluate or re-determine his 2010 compensation, as he would cease to be an officer in early 2010. While Mr. Doss' salary remained the same in 2010 after his transition to the controller position, the CEO established Mr. Doss' other compensation elements based upon Mr. Doss' new position as controller, a non-officer position. The CEO determined Mr. Doss' other pay elements based upon internal equity considerations to ensure that employees at comparable rankings within the organization are comparably compensated.

Base Salary

        With respect to the 2010 NEO base salaries, the Compensation Committee had concluded that the then-current salary levels of the CEO and COO were at or near the recommended mid-point of the peer group data. As a result, the Compensation Committee did not alter the base salary of the CEO or COO from the 2009 levels. However, a proportionate downward adjustment was made to Mr. Catlin's salary (from $350,000 in 2009 to $240,000 for 2010) to reflect Mr. Catlin's intention to reduce his time commitment to the Company from full-time to substantially full-time.

        Upon hiring James Henderson as the Company's CFO, Mr. Henderson's compensation was increased relative to the salary of his predecessor, Mr. Doss, due to Mr. Henderson's greater experience in the role of CFO and the anticipated increase in the scope of responsibilities relative to that of Mr. Doss. Additionally, the increase was determined based on the Brammer information and the experience of the members of the Compensation Committee. As reflected in the Brammer report, even with the increased salary payable to Mr. Henderson as compared to Mr. Doss, the Compensation Committee observed that the base salary paid to the CFO was less than the mid-point salary in the Company's 2009 peer group. The Compensation Committee determined such initial compensation to be appropriate due to Mr. Henderson's new appointment to this role, but determined to reevaluate, and did reevaluate, his compensation subsequent to year-end.

Annual Incentive Bonuses

        The Compensation Committee determined that the NEO annual incentive bonus eligibility would be 100% of the respective NEO's base salary, based upon the Brammer report's conclusion that such amounts were appropriate. The Compensation Committee did not establish any specific performance criteria in advance of the performance period for purposes of determining the payout of the 2010 annual incentive bonuses. Rather, after year-end, the Compensation Committee retrospectively evaluated the overall 2010 performance of the Company to determine whether and to what extent payout of annual incentive bonuses was warranted. Such review resulted in a determination that the officers would receive a bonus in an amount that exceeded the originally determined bonus eligibility of 100% of salary. Specifically, our CEO received a 131% payout under our annual incentive bonus program and our COO and CFO received 144% and 155% payouts, respectively, based upon the following performance factors and the exemplary performance of the Company overall:

  •
  the Company's net worth more than tripled from December 31, 2009 to December 31, 2010;

  •
  the Company achieved record annual oil and gas sales of over $30 million, reflecting an annual increase of over 175%;

  •
  the Company achieved record annual adjusted EBITDA (a non-GAAP measure) of $16.1 million, reflecting an annual increase of approximately 300%; and

  •
  each of the officers devoted a significant amount of time to the Company in achieving these successes.

Such bonuses were paid in part in shares of common stock and in part in cash.

Long-Term Equity-Based Incentive Awards

        For 2010, the Compensation Committee awarded the annual NEO equity-based awards in the form of stock options. The specific number of stock options granted to each NEO in 2010 was determined based upon the historic option grants to the NEOs, the Brammer report and the Compensation Committee's determination that such amounts were appropriate in the circumstances. As in prior years, the stock options were granted during the first quarter of the performance period. The vesting of the stock options is linked to objective performance measures that were established by the Compensation Committee during the first quarter of the performance period.

        After the conclusion of the performance period, the Compensation Committee determined the extent to which the performance targets were satisfied. The vesting of such stock option grants was subject to the following corporate performance-based measurements:

	Column A	Column B	Column C
Performance Category For Fiscal 2010	Goal(1)(2)	Minimum(2)	Percentage of options to vest if goal is achieved(3)
Net Worth	$83,914,058	$69,928,382	7.0%
Income (Loss)	$1,000,000	$(2,563,298)	10.5%
Adjusted EBITDA(4)	$4,815,230	$4,012,692	10.5%
Production—BOE (Bbl)	263,161	219,300	21.0%
Reserves—BOE proved developed and undeveloped (MBbl)	5,349.8	4,458.2	21.0%
Retained Compensation Committee Discretion	—	—	30.0%

(1)
If the Compensation Committee were to determine that the performance goal for the respective performance category was achieved, the percentage of stock options set forth in column C would vest for the respective performance category.

(2)
If the Compensation Committee were to determine that an amount between the goal in column A and the minimum in column B for the respective performance category was achieved, a pro-rata amount of the percentage set forth in column C would vest for the respective performance category. If at least the minimum value for each respective category were not to be achieved, no stock options would vest for the respective performance category.

(3)
Amount reflects the maximum percentage of stock options that shall be permitted to vest pursuant to the respective performance category.

(4)
"Adjusted EBITDA" is a non-GAAP financial measure. For further information regarding this measure, please see our earnings release furnished on a Form 8-K filed on March 3, 2011.

        The Compensation Committee selected these particular measures because they are key indicators of Company performance, are easy to track and are communicated to shareholders on a quarterly basis through the Company's earnings press release and conference call.

        In March 2011, based upon the Company's financial statements, the Compensation Committee determined that the Company exceeded the goal for each of the 2010 performance categories, except that the Company achieved an income value of between the minimum and the goal. Because of the Company's 2010 performance as compared to prior years (and especially to 2009), the Compensation Committee also exercised its discretion to permit 30% of the total stock options granted to vest pursuant to its retained discretion due to the Company's exemplary performance in 2010, as described in the Executive Summary. Accordingly, 89.55% of the aggregate number of 2010 stock options vested on March 21, 2011.

Post-2010 Changes in Methodology

        After conducting an extensive review of the at-risk pay elements of the Company's NEO compensation structure, the Compensation Committee made several significant changes to the at-risk pay components, commencing with the 2011 period. The approach to salary determination was unchanged and is therefore not discussed herein.

Changes to Annual Incentive Bonuses

        While the bonus potential for 2011 remained unchanged from 2010 at 100% of each NEO's base pay, the Compensation Committee did effect one significant change. That is, for purposes of determining the actual 2011 bonus payout, the Compensation Committee determined that it would not evaluate corporate performance after the completion of the fiscal year. Rather, the Compensation Committee determined to make the payout of the 2011 bonuses contingent upon the satisfaction of pre-established 2011 Corporate Objectives (defined below). The Compensation Committee made this change due to its view that pre-established goals serve to (1) provide visibility and clarity with respect to the compensation system, including to both the executives and shareholders, (2) incentivize the executives throughout the year and (3) focus the executives' attention on the objectives that are critical to the success of the Company and the growth of shareholder value. A discussion of the specific objectives to which the 2011 bonus payout is tied is set forth below under the heading "2011 Corporate Objectives".

Changes to Long-Term Equity-Based Incentive Awards

        For the 2011 compensation period, the Compensation Committee made a significant change in the type of annual equity-based incentive awards granted to NEOs. In 2010 and prior years, the Compensation Committee generally granted annual equity-based awards to the NEOs in the form of stock options. However, commencing in 2011, the Compensation Committee instead determined to make tandem grants of restricted stock units ("RSUs") and performance awards ("PAs"). The PAs are expected to be payable in cash based upon the value of the Company's shares of common stock as of the vesting date, although the Compensation Committee reserved the right, in its sole discretion, to pay out the PAs through the issuance of shares of common stock of the Company. The change from stock options to RSUs was made primarily because the Compensation Committee believes that the value of RSUs to executives is more direct and visible than that of stock options and because RSUs generally require fewer shares than stock options to deliver comparable value to executives. RSUs are also considered more effective as a retention tool given that they have a more stable value. With RSUs, the executive is assured of receiving some economic value (if performance goals are met) even if the stock price declines or stays flat (as value is realized upon vesting). The PAs were awarded to offset the potentially less favorable tax consequences of RSUs versus stock options, as the PAs are expected to provide the executive with a cash payment that could be used to pay the taxes due in connection with the vesting.

        One additional significant change made was that, unlike prior years, the vesting of the equity-based awards is no longer only tied to performance-based conditions. Rather, to the extent that the 2011 Corporate Objectives are satisfied, only a portion will vest upon satisfaction of such objectives and the remainder will vest over the following three year period, provided the holder continues to be associated with the Company on the scheduled vesting dates. The addition of this time-based feature was made so that the NEO equity-based awards not only serve to motivate the NEOs, but also to retain them. This change was also largely attributable to the change from stock options to RSUs and tandem PAs. The relatively certain value of the RSUs and PAs that are eligible for vesting in subsequent years, provided the NEO remains with the Company, versus the uncertainty of the value of future vesting stock options made the combination of performance vesting in the first year followed by time based vesting in subsequent years a more powerful motivator for NEOs to remain with the Company for the duration of the vesting period.

2011 Corporate Objectives

        For the 2011 compensation period, the Compensation Committee made another significant change from the prior year by changing the performance period from the twelve month period ended December 31 to the twelve month period ending September 30. This change was made so that the Compensation Committee can make timely decisions on annual NEO compensation prior to the end of the fiscal year, while retaining the benefit of having a full twelve month period to review. The 2011

Corporate Objectives to which the payout of the NEO bonuses are subject, and to which the vesting of the RSUs/PAs are tied, are as follows:

	Column A	Column B	Column C
Performance Category For the 12 Months Ended September 30, 2011	Goal(1)(2)	Minimum(2)	Percentage of Bonus and RSUs/PAs to be earned if goal is achieved(3)
Net Worth	$179,805,548	$149,837,957	7.00%
Income	$1,888,865	$1,574,054	10.50%
Adjusted EBITDA(4)	$15,557,668	$12,964,723	10.50%
Production—BOE (Bbl)	454,531	378,776	21.00%
Reserves—BOE proved developed and undeveloped (MBbl)	7,353.6	6,128.0	21.00%
Retained Compensation Committee Discretion	—	—	30.00%

(1)
If the Compensation Committee determines that the performance goal for the respective performance category is achieved, the percentage of the bonus set forth in column C will be paid out, and the percentage of the RSUs/PAs set forth in column C shall thereupon become subject to the Time-Based Vesting Requirements (defined below).

(2)
If the Compensation Committee determines that an amount between the goal in column A and the minimum in column B for the respective performance category is achieved, a pro-rata amount of the bonus award shall be paid out and a pro-rata amount of the RSUs/PAs shall thereupon become subject to the Time-Based Vesting Requirements. If at least the minimum value for each respective category is not achieved, nothing shall be payable for the respective performance category.

(3)
Amount reflects the maximum percentage of the bonus that may be paid out and the maximum percentage of the RSUs/PAs that may vest for the respective performance category.

(4)
"Adjusted EBITDA" is a non-GAAP financial measure. For further information regarding this measure, please see our earnings release furnished on a Form 8-K filed on March 3, 2011.

        The Compensation Committee will determine, in part based upon the Company's twelve-month financial statements through September 30, 2011, whether and to what extent the 2011 Corporate Objectives are satisfied during the performance period. To the extent satisfied, the resulting RSUs and PAs (the "Earned RSUs and PAs") will then vest in accordance with the following time-based vesting schedule (the "Time-Based Vesting Requirements"), provided the holder remains associated with the Company on the scheduled vesting dates:

  •
  25% of the Earned RSUs and PAs will vest on the date that the Compensation Committee determines the amount of Earned RSUs and PAs (and in no event later than December 31, 2011); and

  •
  an additional 25% of the Earned RSUs and PAs will vest thereafter on each of November 15, 2012, November 15, 2013 and November 15, 2014.

Termination/Change of Control Benefits

        Effective January 1, 2011, the Company entered into a new employment agreement with each of its NEOs (the "New Employment Agreements"). Such agreements, as well as the predecessor agreements of the CEO and COO (the "Predecessor Agreements"), provide for payments and benefits in the event of certain terminations or in connection with a change of control of the Company.

Termination/Change of Control Benefits under Predecessor Agreements

        When the Predecessor Agreements were negotiated, the Company was a smaller oil and gas exploration and production company, exposing the Company to an increased risk of hostile acquisitions. At that time, the Compensation Committee considered the CEO's and COO's interest in the Company and whether the termination and change of control protection provided by those agreements would better align their interests with those of the shareholders. Such benefits were considered appropriate at the time since many of the CEO's and COO's then-outstanding stock options were underwater (that is, the exercise price was greater than the market price).

        The specific termination and change of control triggers and benefits contained in the Predecessor Agreements were established both through the process of negotiating the agreements with the individual employees and through an informal review of termination and change of control benefits generally available in the oil and gas industry at that time. The terms of the Predecessor Agreements were structured to enhance the likelihood of retaining the services of such officers in the event the Company was to become an acquisition target, to allow management to focus its attention on the Company's business operations, shareholder value and the attainment of long-term and short-term objectives, and to provide incentive for management to act in the best interest of our shareholders in the event the Company were approached by a possible acquiring company. The particular triggers selected by the Compensation Committee for the Predecessor Agreements are discussed below.

  A.
  Change of Control Only

        The Predecessor Agreements contained a "single trigger" for the acceleration of vesting of equity-based awards for our officers in the event of a change of control. A "single trigger" means that 100% of the officer's equity vests immediately upon a change of control, regardless of whether the officer's employment is terminated in connection therewith. A "single trigger" treatment for the acceleration of vesting of equity-based awards was determined to be appropriate because:

  •
  it facilitates retention and motivates key employees during change of control discussions, especially senior officers where equity represents a significant portion of their total compensation package;

  •
  if the company that made the original equity grant no longer exists after a change in control, officers should not be required to have the fate of their outstanding equity tied to a new company's future success, particularly where the officer's level of control will be diminished; and

  •
  it ensures that terminated employees will be treated similarly to ongoing employees with respect to outstanding equity awards.

  B.
  Termination Within 12 Months of a Change of Control

        If the officer were to be terminated without cause or for good reason within 12 months of a change in control (the "double trigger"), the Predecessor Agreements provided that a cash severance payment would be made, in addition to the accelerated vesting discussed above. Such an additional cash payment in this instance was determined to be critical, because an added incentive is necessary to ensure the cooperation of the officer with respect to a transaction that would, or would be likely to, result in the loss of his job.

  C.
  Termination Unrelated to a Change of Control

        In the event an officer were to be terminated without cause or resigned for good reason unrelated to a change of control, the Predecessor Agreements provided that such officer would receive a cash severance payment and acceleration of vesting of equity-based awards. The Compensation Committee determined to make these benefits available to assist in retaining and recruiting executives, given that executive roles tend to carry higher risks, particularly in companies like ours in the earlier stages of development. The benefits also serve as consideration for the expected length of time until subsequent employment is secured.

Termination/Change of Control Benefits under New Employment Agreements

        In setting the severance that would be payable under the New Employment Agreements in the event an NEO were to be terminated without cause or resigned for good reason unrelated to a change of control, or in connection with a change of control termination, the Compensation Committee noted that the peer group companies varied widely on these benefits, ranging from 1 times base salary to 3 times the sum of base salary plus bonus. Based on the review of the pay practices of peer companies, the views of institutional advisory firms, and the general desire to avoid a windfall to executives in these events, the Compensation Committee determined that it was reasonable and appropriate to alter the severance pay to the levels set forth under the heading "Termination and Change of Control Benefits as in Effect as of January 1, 2011."

Internal Pay Equity

        In establishing the base salary, target bonus and equity incentive compensation of each of the NEOs, the Compensation Committee considered the relative contributions of Messrs. Peterson, Catlin and Henderson in the Company's recent success as well as their relative impact on the future performance of the Company. In making the determination for Mr. Peterson, the Compensation Committee considered the value, and acknowledged the burden, of the CEO's leadership responsibilities. By implementing the spread between the CEO's compensation and that of the COO and CFO, the Compensation Committee intended to express its satisfaction with Mr. Peterson's leadership and the Company's performance in recent years. The Compensation Committee also considered whether the severance payments under the New Employment Agreements should be the same for all of the NEOs or whether they should be greater for one or more of the officers. It was ultimately determined that it was appropriate to set all of the post-termination payments at the same level, since the relative compensation payable was already appropriately set by the variations in the base salary and bonus amounts.

Perquisites and Other Personal Benefits

        Effective January 1, 2008, the Company began providing retirement benefits to all employees, including the NEOs, under the terms of a qualified defined-contribution 401(k) retirement plan. Eligible employees may make voluntary contributions not exceeding statutory limitations to the plan. The Company matches 100% of employee contributions up to 3% of the employee's salary and 50% of an additional 2% of employee contributions. Employees are vested 100% for all contributions upon participation. Potential retirement benefits do not factor into the Compensation Committee's annual compensation decision process with respect to the NEOs.

Stock Ownership Requirements and Hedging Prohibitions

        The Compensation Committee has not implemented stock ownership/retention or hedging guidelines for our executive officers. We will continue to periodically review best practices and re-evaluate our position with respect to such matters.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Company's Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

        Submitted by the following members of the Compensation Committee of the Board of Directors:

Herrick K. Lidstone, Jr., Chairman Rodney Knutson William Krysiak

EXECUTIVE COMPENSATION

Summary Compensation Table

        A summary of the compensation paid to our NEOs for each of the 2008, 2009 and 2010 fiscal years is set forth below. Additional information on the components of the total compensation package, including a discussion of the proportion of each element to total compensation, is discussed in the Compensation Discussion and Analysis.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)		Option Awards ($)(2)	All Other Compensation ($)(3)	Total $
Lynn A. Peterson(4)	2010	350,000	458,640	(7)	1,075,240	9,800	1,893,680
President & CEO	2009	350,000	336,000		385,195	9,800	1,080,995
	2008	350,000	—		268,341	9,200	627,541
James E. Catlin(4)	2010	240,000	346,480	(8)	645,144	9,600	1,241,224
Chairman & COO	2009	350,000	300,000		231,117	9,800	890,917
	2008	350,000	—		268,341	9,200	627,541
James P. Henderson(5)	2010	150,003	232,200	(9)	436,794	6,000	824,997
Secretary, Treasurer & CFO
James K. Doss(6)	2010	145,000	60,875		109,199	5,800	320,874
Controller	2009	145,000	4,350		154,078	3,383	306,811
	2008	86,924	—		413,474	4,993	591,551

(1)
See Compensation Discussion and Analysis for a discussion of the material terms of the NEO's employment agreement.

(2)
The amounts shown in this column represent awards subject to our 2007 Stock Incentive Plan, as amended and reflect the aggregate grant date fair value of equity awards granted during the fiscal year in accordance with the FASB ASC Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by each of the NEOs when received. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2008, 2009 and 2010 are included in footnote 6 to the Company's audited financial statements for the fiscal year ended December 31, 2010, included in the Company's Annual Report on Form 10-K filed with the SEC on March 3, 2011.

(3)
Unless otherwise noted, the amounts shown in this column represent the 401(k) matching contributions made by the Company to the NEOs.

(4)
All compensation reflected in this table for Lynn Peterson and James Catlin was paid in connection with their respective services as officers and not in connection with their services as directors of the Company. The Company does not pay director compensation to directors who are also employees of the Company.

(5)
Mr. Henderson re-joined the Company as its Chief Financial Officer on April 1, 2010, after having served previously in such role from May 2007 and until May 2008.

(6)
Mr. Doss joined the Company as its Chief Financial Officer, Secretary and Treasurer on May 27, 2008 and ceased to hold such positions on March 18, 2010. Mr. Doss currently serves as the Company's controller.

(7)
Lynn Peterson's 2010 bonus consisted of $228,600 in cash and 36,000 shares of unrestricted common stock having a fair value of $230,040. His 2009 bonus consisted of $75,000 in cash and 100,000 shares of unrestricted common stock having a fair value of $261,000.

(8)
James Catlin's bonus consisted of $173,950 in cash and 27,000 shares of unrestricted common stock having a fair value of $172,530.

(9)
James Henderson's bonus consisted of $40,500 in cash and 30,000 shares of unrestricted common stock having a fair value of $191,700.

2010 Grants of Plan-Based Awards

        The following table provides information related to grants of plan-based awards to our NEOs during the 2010 fiscal year.

					Estimated Future Payouts Under Equity Incentive Plan Awards(1)
							All Other Stock Awards: Number of Shares of Stock (#)			Grant Date Fair Value of Stock Award and Option Awards(2)
									Exercise or Base Price of Option Awards ($/Sh)
Name	Type of Award	Grant Date		Date of Committee Approval	Target (#)(3)	Maximum (#)
Lynn A. Peterson	Option	4/1/2010	(4)	3/31/2010	197,946	220,000			$3.50	$480,474
	Option	6/3/2010	(4)	3/31/2010	251,931	280,000			$3.48	$594,766
	Stock	3/5/2010		3/5/2010	—	—	100,000	(5)	—	$261,000
	RSU(6)	12/31/2010		12/31/2010	67,425	75,000			$6.60	$495,000
	PA(6)	12/31/2010		12/31/2010	33,713	37,500			$6.60	$247,500
James E. Catlin	Option	4/1/2010	(4)	3/31/2010	118,767	132,000			$3.50	$288,284
	Option	6/3/2010	(4)	3/31/2010	151,159	168,000			$3.48	$356,860
	RSU(6)	12/31/2010		12/31/2010	44,950	50,000			$6.60	$330,000
	PA(6)	12/31/2010		12/31/2010	22,475	25,000			$6.60	$165,000
James P. Henderson	Option	4/1/2010	(4)	3/31/2010	179,950	200,000			$3.50	$436,794
	RSU(6)	12/31/2010		12/31/2010	44,950	50,000			$6.60	$330,000
	PA(6)	12/31/2010		12/31/2010	22,475	25,000			$6.60	$165,000
James K. Doss	Option	4/1/10	(4)	3/31/2010	44,988	50,000			$3.50	$109,199

(1)
The amounts shown in this column represent awards under our 2007 Stock Incentive Plan.

(2)
Amounts reflect the grant date fair value of stock option awards measured in accordance with the guidance in FASB ASC Topic 718. In past years, each year's performance-based awards were not granted until after January 1st of each respective year. However, the Compensation Committee granted the 2011 performance-based awards in December 2010 due to the Compensation Committee's decision to modify the timing for measurement of performance in connection with such awards so that it is measured on a rolling twelve month schedule beginning on October 1 of each year and ending on September 30 of the following year, rather than on a calendar year basis. Therefore, both the 2010 and 2011 performance-based awards are reflected in the table above. For more information related to the change in performance period, see "Compensation Discussion and Analysis" above.

(3)
The "target" levels are based on the Company's performance for the fiscal year completed December 31, 2010. The "threshold" level for the awards is zero.

(4)
The "target" amount of each of these awards vested on March 21, 2011 pursuant to the Company's 2010 performance criteria. The portion of the award having a grant date of April 1, 2010 was granted under the 2007 Stock Incentive Plan before it was amended and the portion of the award having a grant date of June 3, 2010 was granted under the 2007 Stock Incentive Plan, as amended and approved by the Company's shareholders on June 3, 2010. For more information about these awards, including the vesting criteria, see "Compensation Discussion and Analysis" above.

(5)
Upon Mr. Peterson's request to receive a majority of his 2009 annual bonus in equity, he was granted a stock award of 100,000 shares on March 5, 2010.

(6)
The RSUs and PAs were granted in tandem, each pursuant to the Company's 2007 Stock Incentive Plan, as amended. The performance awards are payable in cash, except that the Compensation Committee may, in its sole discretion, determine to pay out the PA on the vesting date(s) through the issuance of shares of common stock of the Company. Both the RSUs and PAs will vest pursuant to the 2011 performance-based vesting criteria, as noted in note 2 above. For more information above these awards, including their vesting schedule, see "Compensation Discussion and Analysis."

Outstanding Equity Awards at 2010 Fiscal Year-End

        The following table provides information related to the outstanding stock option awards and stock awards held by each of our NEOs at December 31, 2010.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lynn A. Peterson	497,448	—	—		$1.18	5/10/2014	—		—	—		—
	500,000	—	—		$3.17	4/14/2011	—		—	—		—
	—	—	220,000	(1)	$3.50	4/1/2015	—		—	—		—
	—	—	280,000	(1)	$3.48	6/3/2015	—		—	—		—
	—	—	—		—	—	—		—	75,000	(2)	$495,000
	—	—	—		—	—	—		—	37,500	(2)	$247,500
James E. Catlin	298,469	—	—		$1.18	5/10/2014	—		—	—		—
	320,000	—	—		$3.17	4/14/2011	—		—	—		—
	—	—	132,000	(1)	$3.50	4/1/2015	—		—	—		—
	—	—	168,000	(1)	$3.48	6/3/2015	—		—	—		—
	—	—	—		—	—	—		—	50,000	(2)	$330,000
	—	—	—		—	—	—		—	25,000	(2)	$165,000
James K. Doss	40,000	60,000	—		$3.59	5/27/2018	—		—	—		—
	100,000	—	—		$1.18	5/10/2014	—		—	—		—
	—	—	50,000	(1)	$3.50	4/1/2015	—		—	—		—
	—	—	—		—	—	8,000	(3)	$52,800	—		—
James P. Henderson	—	—	200,000	(1)	$3.50	4/1/2015	—		—	—		—
	—	—	—		—	—	—		—	50,000	(2)	$330,000
	—	—	—		—	—	—		—	25,000	(2)	$165,000

(1)
These awards vested on March 21, 2011, pursuant to the 2010 performance-based vesting criteria described above under "Compensation Discussion and Analysis."

(2)
These awards, consisting of RSUs and PAs, will vest pursuant to the 2011 performance-based vesting criteria, with 25% of the earned RSUs and PAs vesting on the date that the Compensation and Nominating Committee determines the amount of the award that will vest, which shall in no event be later than December 31, 2011, and an additional 25% of the earned RSUs and PAs vesting thereafter on each of November 15, 2012, November 15, 2013 and November 15, 2014.

(3)
This restricted stock award will vest on May 27, 2011.

2010 Option Exercises and Stock Vested

        The following table provides information regarding stock that vested and stock options that were exercised by our NEOs during 2010. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value is calculated by multiplying the number of shares of restricted stock units vested by the market value of the underlying shares on the vesting date.

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lynn A. Peterson	250,000	(1)	$730,000	(1)	100,000	$261,000
James E. Catlin	430,000		$925,948		—	—
James P. Henderson	—		—		—	—
James K. Doss	178,979		$629,990		8,000	$25,920

(1)
The amounts reflected in the table are not the actual amounts received by Mr. Peterson. The options were exercised pursuant to a net exercise, by which a portion of the shares acquired on exercise were withheld by the Company to pay for the taxes associated with such exercise. Therefore, upon exercise, Mr. Peterson actually received 125,545 shares having a value of $366,591.

Equity Compensation Plan Information as of December 31, 2010

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	6,760,417	(1)	$2.73	(2)	9,839,583	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	6,760,417		$2.73		9,839,583

(1)
This number reflects 6,489,917 shares issuable upon the exercise of outstanding stock options, 8,000 shares issuable upon the vesting of a restricted stock award, 175,000 shares issuable upon the vesting of RSUs and 87,500 shares issuable upon the vesting of PAs. The PAs are payable in cash or, in the Compensation and Nominating Committee's discretion, shares of the Company's common stock.

(2)
The restricted stock, RSUs and PAs do not have an exercise price; accordingly, the weighted average exercise price in this column only reflects the exercise price of the stock options.

(3)
This number is based on an aggregate of 16,600,000 million shares of the Company's common stock authorized for issuance under the 2007 Stock Incentive Plan as of December 31, 2010. Pursuant to Amendment No. 1 to the 2007 Stock Incentive Plan, adopted by the Company's shareholders of June 3, 2010, beginning on January 1, 2011, the aggregate number of shares authorized for issuance under the 2007 Stock Incentive Plan, as amended, shall be adjusted to equal 14% of the Company's issued and outstanding shares of common stock, calculated as of January 1 of the respective year. Such shares included within the 2007 Stock Incentive Plan may be either authorized but unissued shares or shares re-acquired and held in treasury.

        As of January 1, 2010 and December 31, 2010, the number of shares available for granting of stock options under the Company's 2007 Stock Incentive Plan was 2,392,000 and 9,839,583, respectively. This increase is due to an amendment to the Company's 2007 Stock Incentive Plan to increase the aggregate number of shares of common stock authorized under the 2007 Stock Incentive Plan from 8,000,000 to 16,600,000 million, which was approved by the Company's shareholders on June 3, 2010. During the fiscal years ended December 31, 2010 and December 31, 2009, the Company made no changes to the exercise price of outstanding options through cancellation and reissuance or otherwise. For a brief description of the material features of this plan, please see footnote 6 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Potential Payments Upon Termination/Change of Control

        As discussed in more detail below, as of December 31, 2010, we had employment agreements in place with each of our NEOs, except for James Henderson and James Doss, that provided for compensation upon the termination of their employment under certain circumstances and in the event of a change of control. Effective January 1, 2011, these employment agreements were terminated and the Company entered into new employment agreements with each NEO. Among other changes, the new employment agreements reduce the amount payable to the NEOs upon an NEO's termination after a change of control.

Termination and Change of Control Benefits as in Effect at December 31, 2010

        At December 31, 2010, Lynn Peterson and James Catlin were each party to an employment agreement with the Company that provided for certain payments upon termination or change of control as described below. Subsequent to year-end, the Company terminated these agreements and entered into new agreements with each NEO. At December 31, 2010, James Henderson and James Doss were not party to an employment agreement with the Company.

Termination for Cause/Good Reason

        Under each NEO's respective employment agreement as in effect on December 31, 2010, if the officer was terminated without "cause" and without advance notice prior to expiration of the original term or due to his death or disability, or if he resigned for "good reason," the Company was required to pay the following his respective base salary at the rate in effect on the termination date through expiration of the original term or for 18 months, whichever is a longer period of time. Each NEO's eligibility to have received the foregoing compensation was contingent upon the NEO's execution of a general release in favor of the Company and its affiliated persons and entities, satisfactory to the Company in its sole discretion. Under the terms of their employment agreements as in effect on December 31, 2010, upon termination of a NEO without cause or for death or disability, all unvested benefits (whether equity or cash benefits and bonuses) previously granted to the NEO would vest immediately upon such termination. If a NEO terminated his employment for good reason, he was entitled to the same cash severance terms as if he was terminated without cause or due to disability, but received no vesting of equity benefits.

        Termination for "cause" was determined in the discretion of the Company and generally included, but was not limited to, gross negligence or willful misconduct in the performance of job duties, willful conduct that materially injures the Company, fraudulent acts or other breaches of fiduciary duty, a conviction for (or pleading of no contest to) a felony or other crimes involving fraud or dishonesty, and other legal or regulatory violations that are harmful to the Company's business or reputation. Termination for "good reason" meant that (1) the Company had materially breached the terms of the employment agreement or any other agreement between him and the Company; (2) the NEO's job duties had been substantially changed or diminished without the NEO's consent; or (3) the NEO was required to relocate more than 50 miles.

Termination in Connection with a Change of Control

        Under their respective employment agreements as in effect at December 31, 2010, each of the NEO's equity-based compensation would immediately vest following a "change of control" (defined below). In addition, if the NEO was terminated for any reason (excluding termination for "cause" or as a result of his death or disability) or if either resigned for good reason during a 12-month period following a "change of control" (defined below), the Company would have been required to pay him a cash severance payment in a lump sum within 60 days following the date of such termination in an amount equal to 2.9 times the sum of (a) his current salary and (b) the amount of his most recent discretionary bonus. Additionally, each NEO's employment agreement provided that all of his respective equity-based compensation would immediately vest upon a "change of control" (defined below).

        For purposes of each of the NEO's agreements, the term "change of control" meant the occurrence of any of the following:

  •
  Certain persons were or became the beneficial owner(s), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board (without the approval of not fewer than two thirds of the Board), unless the Board specifically designates such acquisition to be a change of control;

  •
  A merger or consolidation of the Company, whether or not approved by the Board, other than a merger or consolidation that would result in the voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approved a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company's assets; or

  •
  As result of the election of members to the Board, a majority of the Board consists of persons who were not members of the Board as of the effective date of the respective NEO's employment agreement (including their own respective membership on the Board when calculating the majority) except in the event that such slate of directors was proposed by the applicable committee.

        At December 31, 2010, the Company was not a party to any agreement with James Henderson or James Doss that provided for potential payments upon termination or change of control.

Termination and Change of Control Benefits as in Effect as of January 1, 2011

        Effective January 1, 2011, the Company terminated its previous employment agreements with Lynn Peterson and James Catlin, and entered into new employment agreements with each of the NEOs upon the terms described below. James Doss was no longer serving as the Company's CFO on January 1, 2011; accordingly, the terms of his new employment agreement are not described below.

Termination without Cause or for Good Reason

        In the event of a termination without "cause," or in the event an NEO resigns for "good reason," the Company must pay severance compensation to the NEO in an amount equal to the NEO's base salary at the rate in effect on the termination date for a period of 18 months. In such event, except as stated below, all unvested incentive compensation previously granted to the NEO will immediately terminate, subject only to the provisions of any applicable award agreement relating to post-termination exercise of stock options. Notwithstanding the foregoing, any such compensation that constitutes an incentive stock option intended to be qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will be treated exclusively in accordance with the provisions of the applicable award agreement.

        "Cause" shall be determined in the sole discretion of the Compensation Committee, and means that the NEO: (i) has materially failed or refused to satisfactorily perform his assigned duties and job responsibilities, (ii) has willfully engaged in conduct that he knew or should have known would be materially injurious to the Company, (iii) has committed an act of fraud, embezzlement or a willful and material breach of a fiduciary duty to the Company, (iv) has breached certain section of his employment agreement, (v) has been convicted of (or pleaded no contest to) any crime that (A) is a felony, (B) involves fraud or dishonesty or (C) impugns the character or reputation of the NEO or the Company, or (vi) has violated or caused the Company to violate any law that is harmful to the business reputation of the Company.

        The following conditions will constitute "Good Reason": (i) the Company's material breach of the employment agreement or any other material written agreement between the NEO and the Company; (ii) the assignment to the NEO (without the NEO's consent) of any duties that are substantially inconsistent with or materially diminish the NEO's position, (iii) a requirement that the NEO (without the NEO's consent) be based at any office or location more than 50 miles from the NEO's primary work location immediately prior to a "change of control", not including reasonable travel by the NEO consistent with the travel obligations of similar executives holding similar positions with similar responsibilities; or (iv) the NEO's refusal to renew his employment agreement at the time it would otherwise expire, provided that at such time the NEO was willing to renew the employment agreement and was able to continue providing services.

Termination on Account of Death or Disability

        Upon any termination of the NEO's employment on account of death or "disability" (as defined in the employment agreements), the Company will pay compensation to the NEO in an amount equal to the NEO's base salary at the rate in effect on the termination date for a period of 18 months. Further, the NEO's unvested stock options and restricted stock previously awarded under equity-based plans will immediately become fully vested and no longer subject to any restrictions on ownership or exercise. With respect to other forms of incentive compensation awarded under equity-based plans, including, but not limited to, restricted stock units and performance awards, the terms of the applicable award agreement will govern vesting and payment dates. With respect to unvested incentive compensation not granted under an equity-based plan, the Compensation and Nominating Committee shall, subject to certain limitations, determine whether to vest or provide any payment or compensation on account thereof.

Change of Control Benefits

        If, within 12 months following a "change of control", an NEO is terminated or if he resigns for "good reason," the Company will be obligated to pay the respective NEO a lump sum payment equal to his then-current base salary for a period of 24 months plus an amount equal to the greater of his most recent annual cash bonus or the average cash bonus paid to him under his Employment Agreement and prior employment agreements.

        Immediately upon the occurrence of a "change of control," all of the Officer's equity-based incentive compensation will immediately vest irrespective of whether his employment continues or is terminated, subject to limitations, if any, arising from Section 409A of the Code.

        A "change of control" shall mean any of the following:

            (i)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing more than 50% of the total voting power represented by Company's then outstanding voting securities;

           (ii)  A merger or consolidation of Company whether or not approved by the Board, other than a merger or consolidation that would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of Company or such surviving entity (or the parent of any such surviving entity) outstanding immediately after such merger or consolidation, or a change in the ownership of all or substantially all of Company's assets to a person not related (within the meaning of income tax Regulations Section 1.409A-3(i)(5)(vii)(b)) to the Company; or

          (iii)  The replacement during any 12-month period of a majority of the members of the Board with directors whose appointment or election was not endorsed by a majority of the members before the date of the appointment or election.

        All such termination benefits (except in the case of death of the Officer) are subject to the timely execution and delivery of a release agreement in favor of Employer, the Company and their respective affiliates.

Potential Cost of Termination Payments in the Event of Termination

        In the tables below, we have estimated the potential cost to us of the compensation to which each NEO would have been entitled if his employment had been terminated effective at the end of the day on December 31, 2010 based upon (i) the employment contracts that were in effect as of December 31, 2010 and (ii) the potential payments under the new employment contracts had they been in effect on December 31, 2010.

        The potential payments under the employment contracts that were in effect on December 31, 2010 are as follows:

Name	Termination Without Cause, Death or Disability ($)	Termination by NEO for Good Reason ($)	Termination after change of control ($)
Lynn A. Peterson
Salary	525,000	525,000	1,015,000
Target bonus payout	—	—	974,400
Equity acceleration	1,555,600	1,555,600	1,555,600
Total	2,080,600	2,080,600	3,545,000
James E. Catlin
Salary	360,000	360,000	696,000
Target bonus payout	—	—	870,000
Equity acceleration	933,360	933,360	933,360
Total	1,293,360	1,293,360	2,499,360
James P. Henderson(1)
Salary	—	—	—
Target bonus payout	—	—	—
Equity acceleration	—	—	—
Total	—	—	—
James K. Doss(1)
Salary	—	—	—
Target bonus payout	—	—	—
Equity acceleration	—	—	—
Total	—	—	—

(1)
James Henderson and James Doss were not a party to any employment contracts with the Company on December 31, 2010 and, therefore, would not have been entitled to any payments upon termination or change of control.

        Had each of Lynn Peterson's, James Catlin's and James Henderson's current employment contracts been in effect as of December 31, 2010, the potential payments upon termination or change of control would have been as follows:

Name	Termination Without Cause or by NEO for Good Reason ($)	Termination on Account of Death or Disability ($)	Termination after change of control ($)
Lynn A. Peterson
Salary	525,000	525,000	700,000
Target bonus payout	—	—	336,000
Equity acceleration	—	1,555,600	1,555,600
Total	525,000	2,080,600	2,591,600
James E. Catlin
Salary	360,000	360,000	500,000
Target bonus payout	—	—	300,000
Equity acceleration	—	933,360	933,360
Total	360,000	1,293,360	1,733,360
James P. Henderson
Salary	300,000	300,000	400,000
Target bonus payout	—	—	—
Equity acceleration	—	620,000	620,000
Total	300,000	920,000	1,020,000

Report On Repricing Of Options

        We did not reprice any stock options during the fiscal years ended December 31, 2009 or 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED SHAREHOLDER MATTERS

        The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of April 22, 2011 by:

  •
  our NEOs;

  •
  our directors and nominees;

  •
  all of our executive officers and directors as a group; and

  •
  each person who is known by us to beneficially own more than 5% of our issued and outstanding shares of common stock.

        Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown. Our directors and executive officers do not have different voting rights from other shareholders.

Name	Business Address	Amount and Nature		Percentage of Class(1)
Lynn A. Peterson	1625 Broadway, Suite 250, Denver, Colorado 80202	4,898,891	(2)	2.7%
James E. Catlin	1625 Broadway, Suite 250, Denver, Colorado 80202	2,678,545	(3)	1.5%
James P. Henderson	1625 Broadway, Suite 250, Denver, Colorado 80202	219,950	(4)	*
James K. Doss	1625 Broadway, Suite 250, Denver, Colorado 80202	219,659	(5)	*
Rodney D. Knutson	1625 Broadway, Suite 250, Denver, Colorado 80202	475,000	(6)	*
William J. Krysiak	1625 Broadway, Suite 220, Denver, Colorado 80202	37,500	(7)	*
Herrick K. Lidstone, Jr.	6400 South Fiddler's Green Circle, Suite 1000, Greenwood Village, Colorado 80111	175,000	(8)	*
All directors and executive officers as a group (seven individuals)		8,704,545		4.8%
BlackRock Inc.	40 East 52nd Street New York New York 10022	9,245,792		5.2%	(9)
FMR LLC	82 Devonshire Street Boston, Massachusetts 02109	22,484,622		12.5%	(10)

*
Less than 1%.

(1)
Based on 179,177,939 shares outstanding as of April 22, 2011, plus any shares of common stock deemed to be beneficially owned pursuant to options and warrants that are exercisable within 60 days from the above date.

(2)
Includes 2,851,566 shares held directly by the individual, 600,000 shares held by individual's wife, and 1,447,325 options exercisable within 60 days of April 22, 2011.

(3)
Includes 1,560,150 shares held by the individual, 500,000 shares held by the individual's wife and 618,395 options exercisable within 60 days of April 22, 2011.

(4)
Includes 179,950 options exercisable within 60 days of April 22, 2011.

(5)
Includes 144,988 options exercisable within 60 days of April 22, 2011.

(6)
Includes 275,000 options exercisable within 60 days of April 22, 2011.

(7)
Includes 37,500 options exercisable within 60 days of April 22, 2011.

(8)
Includes 175,000 options exercisable within 60 days of April 22, 2011.

(9)
This information is based solely on a Schedule 13G filed with the SEC on February 7, 2011.

(10)
This information is based solely on a Schedule 13G filed with the SEC on January 10, 2011.

        We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of our company.

PROPOSAL TWO:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following proposal, commonly known as a "Say on Pay" proposal, gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as disclosed under the "Compensation Discussion and Analysis" section of this Proxy Statement.

        Our executive compensation program is designed to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance shareholder value. In order to align executive pay with both the Company's financial performance and the creation of sustainable shareholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based, short-term and long-term incentive programs to make executive pay dependent on the Company's performance (or "at-risk"). In addition, as an executive officer's responsibility and ability to affect the financial results of the Company increases, the portion of his or her total compensation deemed "at-risk" increases. Shareholders are urged to read the "Compensation Discussion and Analysis" section of this Proxy Statement, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy.

        We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement by voting "FOR" the following resolution:

  RESOLVED, that the shareholders of Kodiak Oil & Gas Corp. approve, on an advisory basis, the compensation of the Company's named executive officers, as such compensation is disclosed pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation, and the accompanying narrative executive compensation disclosures set forth in the Company's 2011 annual meeting proxy statement.

        While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Compensation Committee. Our Board of Directors and Compensation Committee value the opinions of all of our shareholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

The Board recommends a vote FOR the adoption of the above resolution indicating approval of the compensation of the Company's NEOs.

 PROPOSAL THREE:
FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following proposal gives our shareholders the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote to approve or not approve the compensation of our NEOs. By voting on this proposal, shareholders may indicate whether they prefer that we seek such an advisory vote every one, two, or three years.

        After careful consideration of this proposal, our Board of Directors determined that an advisory vote on executive compensation that occurs every three years is the most appropriate choice for the Company, as a triennial vote complements the Company's goal to create a compensation program that enhances long-term shareholder value. As described in the section titled "Compensation Discussion and Analysis," our executive compensation program is designed to motivate executives to achieve short-term and long-term corporate goals that enhance shareholder value. To facilitate the creation of long-term, sustainable shareholder value, certain of our compensation awards are contingent upon successful completion of multi-year performance and service periods. A triennial vote will provide shareholders the ability to evaluate our compensation program over a time period similar to the periods associated with our compensation awards, allowing them to compare the Company's compensation program to the long-term performance of the Company.

        The Compensation Committee would similarly benefit from this longer time period between advisory votes. Three years will give the Compensation Committee sufficient time to fully analyze the Company's compensation program (as compared to the Company's performance over that same period) and to implement necessary changes. In addition, this period will provide the time necessary for implemented changes to take effect and the effectiveness of such changes to be properly assessed. The greater time period between votes will also allow the Compensation Committee to consider various factors that impact the Company's financial performance, shareholder sentiments and executive pay on a long-term basis. The Board of Directors believes anything less than a triennial vote will yield a short-term mindset and detract from the long-term interests and goals of the Company.

        You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation "EVERY THREE YEARS," as recommended by the Board of Directors, "EVERY TWO YEARS" or "EVERY ONE YEAR," or you may "ABSTAIN." Your vote is not intended to approve or disapprove the recommendation of the Board of Directors. Rather, we will consider the shareholders to have expressed a preference for the option that receives the most votes.

        While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Compensation Committee. Our Board of Directors and Compensation Committee value the opinions of all of our shareholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation.

The Board recommends voting to hold an advisory vote to approve the compensation of the Company's NEOs EVERY THREE YEARS.

 PROPOSAL FOUR:
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

        The Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the 2011 fiscal year. We are asking our shareholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our by-law or otherwise, the Board is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. If our shareholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. To the Company's knowledge, a representative from Ernst & Young LLP will not be present at the Annual Meeting to take questions, although the firm will be permitted to make a statement if it so desires.

Principal Accountant for Previous Fiscal Years

        On March 30, 2011, the Audit Committee of the Board approved the engagement of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2011, with the engagement to be effective on April 4, 2011. As a result, effective March 30, 2011, the Company dismissed its former independent registered public accounting firm, Hein & Associates LLP.

        Hein & Associates LLP's reports on the Company's financial statements for the fiscal years ending December 31, 2010 and 2009 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Hein & Associates LLP's reports on the effectiveness of the Company's internal control over financial reporting as of December 31, 2010 and December 31, 2009 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Company's two most recent fiscal years and the subsequent interim period prior to the date of this report, there were no: (a) disagreements between the Company and Hein & Associates LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein & Associates LLP, would have caused Hein & Associates LLP to make reference to the subject matter of the disagreement in its reports on the financial statements for such years; or (b) "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        During the Company's two most recent fiscal years and the subsequent interim period prior to the date of this report, the Company did not consult with Ernst & Young LLP regarding matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

 Fees Billed by Independent Auditors

        The aggregate fees billed by the Company's previous independent accountants, Hein & Associates LLP, in each of the last two fiscal years for professional fees are as follows:

Financial Year Ending	Audit Fees $	Audit Related Fees $		Tax Fees $		All Other Fees $	Total $
December 31, 2010	420,205	41,106	(1)	52,005	(2)		513,316
December 31, 2009	249,226	—		29,235		—	278,461

(1)
Audit Related Fees consist of those fees incurred in connection with an audit of the assets acquired by the Company in November 2010.

(2)
Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and return preparation.

Pre-Approval Policies and Procedures

        The Audit Committee Charter provides that the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent public accountants, and pre-approves all audit services and permissible non-audit services to be provided to the Company by the independent public accountants. The Audit Committee may, in its discretion, delegate the authority to pre-approve all audit services and permissible non-audit services to the Chairman of the Audit Committee provided the Chairman reports any delegated pre-approvals to the Audit Committee at the next meeting thereof. The Audit Committee has not, however, adopted any specific policies and procedures for the engagement of non-audit services. For 2009 and 2010, all of the services related to amounts billed by the Company's external accountants were pre-approved by the Audit Committee.

Report on Audited Financial Statements

        The Audit Committee reviewed and discussed with management and the Company's independent auditors the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010. In addition, the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee has also received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the Company's independent auditors that audit firm's independence from the Company and its management. Based on the review and discussions, our Board recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

Audit Committee of the Board William J. Krysiak, Chairman Rodney D. Knutson Herrick K. Lidstone, Jr.

The Board recommends a vote FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

PROPOSAL FIVE:
APPROVAL OF AMENDMENT NO. 2 TO THE 2007 STOCK INCENTIVE PLAN

        The Board of Directors proposes that shareholders approve Amendment No. 2 to the Kodiak Oil & Gas Corp. 2007 Stock Incentive Plan (the "Plan") to (i) limit the number of shares of the Company's common stock available for granting incentive stock options under the Plan to 24,500,000 shares to comply with federal tax laws, (ii) eliminate the limitation on the number of shares available for granting restricted stock and restricted stock units and (iii) clarify the duration of the restriction limiting the grant of performance-based awards to individual Plan participants (the "Amendment"). As of April 22, 2011, the Company had outstanding options to purchase 5,726,658 common shares at prices ranging from $0.36 to $7.39. Additionally, as of April 22, 2011, there were 30,500 shares of restricted stock, 280,000 shares underlying RSUs and 151,250 shares underlying performance awards outstanding, resulting in a total of 6,177,158 shares reserved for issuance pursuant to the exercise of the outstanding stock options and the vesting of outstanding restricted stock, RSUs and performance awards.

        The proposed Amendment to the Plan does not increase the number of shares of the Company's common stock available for grant or issuance under the Plan.

        The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company. The amendments to the Original Plan will enable the Company to continue to compensate such persons through various equity-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company's shareholders.

Amendments to the 2007 Stock Incentive Plan

        To comply with federal tax laws requiring a limit to the number of incentive stock options that may be issued under an equity incentive plan, the Board approved the Amendment to the Plan to limit the number of incentive stock options that may be granted under the Plan to 24,500,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Internal Revenue Code of 1986, as amended (the "Code").

        Additionally, the Amendment eliminates a provision of the Plan that limited the number of shares available for granting restricted stock and restricted stock units to 2,000,000, thereby making all of the authorized and remaining shares under the amended Plan available for granting restricted stock and restricted stock units. The Amendment also clarifies the duration of the limitation prohibiting the Company from granting to any Plan participant more than 2,000,000 shares subject to performance-based awards that are intended to comply with Code Section 162(m). The Plan stated the duration of such limitation was for a "performance period," whereas the Amendment provides that the duration of such limitation is a "calendar year." The remainder of the Plan will remain unchanged.

Description of the Amended 2007 Stock Incentive Plan

        The following is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the full text of (i) the Plan, which was filed on July 14, 2007 as Appendix A to our 2007 Definitive Proxy Statement on Schedule 14A, (ii) Amendment No. 1 to the Plan, which was filed on April 30, 2010 as Appendix A to our 2010 Definitive Proxy Statement of Schedule 14A and (iii) the proposed amendment, which is attached as Appendix A to this Proxy Statement.

        The Plan permits the granting of equity-based awards to our directors, officers, employees, consultants, independent contractors and affiliates. Equity-based awards are determined by the

Compensation Committee and are granted only in compliance with applicable laws and regulatory policy.

Administration

        The Compensation Committee will administer the Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Committee has authority to interpret the Plan and establish rules and regulations for the administration of the Plan.

        The Compensation Committee may delegate its powers and duties under the Plan to one or more directors (including a director who is also an officer of the Company), except that it may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in a way that would violate Section 162(m) of the Internal Revenue Code. In addition, the Compensation Committee may authorize one or more officers of the Company to grant stock options under the Plan, provided that stock option awards made by these officers may not be made to executive officers or directors who are subject to Section 16 of the Exchange Act. The Board may also exercise the powers of the Committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.

Eligible Participants

        Any employee, officer, consultant, independent contractor or director providing services to the Company or any of its affiliates, who is selected by the Committee, is eligible to receive an award under the Plan.

        As of April 22, 2011, approximately three officers, 42 employees (including the three officers) and three non-employee directors of the Company were considered to be within the group of eligible persons who could receive awards under the Plan.

Shares Available For Awards

        The aggregate number of Shares that may be issued under the Plan shall be adjusted to equal 14% of the Company's issued and outstanding shares, calculated as of January 1 of the respective year. As of January 1, 2011, 24,943,548 shares were authorized for issuance under the Plan. Additionally, assuming the Amendment is approved, the maximum number of shares available for granting incentive stock options under the Plan shall not exceed 24,500,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Internal Revenue Code of 1986, as amended.

        The Compensation Committee may adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Plan.

        If an award is terminated without the issuance of any shares or if shares covered by an award are not purchased or are forfeited, then the shares previously set aside for such award will be available for future awards under the Plan. If an award is payable only in cash and does not entitle the holder to receive or purchase shares, then the award will not be counted against the aggregate number of shares available under the plan.

        The closing price of a share of our common stock as of April 21, 2011 was $7.24.

Types of Awards and Terms and Conditions

        The Plan permits the granting of:

  •
  stock options (including both incentive and non-qualified stock options);

  •
  stock appreciation rights ("SARs");

  •
  restricted stock and restricted stock units;

  •
  performance awards of cash, stock, other securities or property;

  •
  other stock grants; and

  •
  other stock-based awards.

        Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such option or SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by the Company. Determinations of fair market value under the Plan will be made in accordance with methods and procedures established by the Compensation Committee.

        Incentive stock options must expire no later than 10 years after the date of grant or, for persons who own more than 10% of the total voting power of all classes of stock, no later than five years after the date of grant. The term of all other awards shall be determined by the Compensation Committee.

        Stock Options.    The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

        Stock Appreciation Rights.    The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Compensation Committee's discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

        Restricted Stock and Restricted Stock Units.    The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee.

        Performance Awards.    The Compensation Committee may grant awards under the Plan that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. A performance award may be payable in cash or stock and will be conditioned solely upon the achievement of one or more objective performance goals established by the Committee in compliance with Section 162(m) of the Internal Revenue Code. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms of and conditions of any performance award shall be determined by the Compensation Committee.

        Stock Awards.    The Compensation Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the Plan.

        Other Stock-Based Awards.    The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the Plan.

        Duration, Termination and Amendment.    Unless discontinued or terminated by the Board, the Plan will expire on April 20, 2017. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Plan prior to expiration may extend beyond the expiration of the Plan through the award's normal expiration date.

        The Board may amend, alter, suspend, discontinue or terminate the Plan at any time, although shareholder approval must be obtained for any action that would increase the number of shares of our common stock available under the Plan, increase the award limits under the Plan, permit awards of options or SARs at a price less than fair market value, permit repricing of options or SARs or cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the Securities and Exchange Commission, the NYSE Amex or any other securities exchange or the Financial Industry Regulatory Authority that are applicable to the Company.

Prohibition on Repricing Awards

        Without the approval of the Company's shareholders, the Compensation Committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the Plan.

Transferability of Awards

        Unless otherwise provided by the Compensation Committee, awards under the Plan may only be transferred by will or by the laws of descent and distribution.

Federal Income Tax Consequences

        The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the Plan. The following description applies to U.S. citizens and residents who receive awards under the Plan. Participants who are neither U.S. citizens nor residents but who perform services in the United States may also be subject to U.S. federal income tax under some circumstances. In addition, former citizens or long-term residents of the United States may be subject to special expatriate tax rules, which are not addressed in this summary.

        Grant of Options and SARs.    The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

        Exercise of Incentive Stock Options.    The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise). If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

        If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

        Exercise of Non-Qualified Stock Options and SARs.    Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

        Disposition of Acquired Shares.    The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

        For an Award that is payable in shares of our common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to Section 83(b) of the Code, the holder of the Award must recognize ordinary income equal to the excess of (x) the fair market value of the shares of our common stock received (determined as of the first time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (y) the amount (if any) paid for the shares of our common stock by the holder. The Company will be entitled at that time to a tax deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility.

        Special Rules.    Special rules may apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of our common stock received pursuant to the exercise of an option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, may be determined as of the end of such period.

        Deductibility of Executive Compensation Under Code Section 162(m).    Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's other four most highly compensated executive officers. However, "qualified performance-based qualified compensation" is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more "outside directors," (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant pursuant with respect to any performance period, must be approved by a majority of the corporation's shareholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

        The Plan has been designed to permit grants of options and SARs issued under the Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a non-qualified stock option or an SAR may be exempt from the $1,000,000 deduction limit. Grants of other Awards under the Plan may not so qualify for this exemption. The Plan's provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options or SARs consists exclusively of members of the board of directors of the Company who qualify as "outside directors," and the exercise price (or deemed exercise price, with respect to SARs) is not less than the fair market value of the shares of common stock to which such grants relate, the compensation income arising on exercise of those options or SARs should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).

New Plan Benefits

        Because awards to be granted in the future under the Equity Plans are at the discretion of the Compensation Committee, it is not possible to determine the benefits or the amounts received or that will be received under the Equity Plans by our officers or other employees.

Vote Required

        Approval of the amendments to the Plan will require an affirmative vote of the majority of shares entitled to cast their vote at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, broker non-votes, as well as abstentions from voting, will not be treated as votes cast and, therefore, will have no effect on approval of Amendment No. 2 to the 2007 Stock Incentive Plan.

The Board recommends a vote FOR the approval of Amendment No. 2 to the 2007 Stock Incentive Plan.

 SHAREHOLDER PROPOSALS

        Proposals of shareholders that are intended for inclusion in our proxy statement relating to the 2012 Annual Meeting must be received by us at our office at 1625 Broadway, Suite 250, Denver, Colorado 80202, no later than December 29, 2011, which corresponds to the date that is 120 calendar days before the anniversary date on which our proxy statement was released to shareholders in connection with this year's Annual Meeting, except for certain shareholder proposals to nominate a person for election to the Board, which must be delivered to or mailed and received at our principal executive offices not earlier than October 7, 2011 and no later than November 6, 2011, as required by Rule 14a-11 promulgated under the Exchange Act. If the date is changed by more than 30 calendar days from the anniversary date of this year's Annual Meeting, then the deadline to submit a proposal to be considered for inclusion in next year's proxy statement and form of proxy, including a proposal to nominate a person for election to the Board, is a reasonable time before we begin to print and mail proxy materials. Such proposals must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act in order to be included in our proxy statement for that meeting.

        Shareholder proposals that are not intended to be included in our proxy materials for our 2011 Annual Meeting but that are intended to be presented by the shareholder from the floor must be received at our offices at 1625 Broadway, Suite 250, Denver, Colorado 80202 no later than March 13, 2012, which corresponds to the date that is 45 calendar days before the anniversary date on which our proxy statement was released to shareholders in connection with this year's Annual Meeting. If the date of our 2012 Annual Meeting is changed by more than 30 calendar days from the anniversary date of this year's Annual Meeting, then the deadline is a reasonable time before we send our proxy materials for that meeting.

        Shareholders must submit written proposals, in accordance with the foregoing procedures, to the following address:

  Kodiak Oil & Gas Corp.
  1625 Broadway, Suite 250
  Denver, Colorado 80202
  Attention: James P. Henderson, Secretary

OTHER MATTERS

        As of the date of this Proxy Statement, management does not know of any other matters that will come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy card intend to vote the shares represented thereby in accordance with their best judgment.

By Order of the Board of Directors,
/s/ JAMES P. HENDERSON James P. Henderson Secretary

Denver, Colorado
April 27, 2011

        Please promptly sign and return the enclosed proxy card, or, if you are a non-registered/beneficial owner, please follow the instructions on your voting instruction form. If you decide to attend the Annual Meeting, you may, if you wish, revoke the proxy and vote your shares in person.

 APPENDIX A

AMENDMENT NO. 2 TO
KODIAK OIL & GAS CORP.
2007 STOCK INCENTIVE PLAN

        KODIAK OIL & GAS CORP., a Yukon Territory corporation (the "Company"), has established the Kodiak Oil & Gas Corp. 2007 Stock Incentive Plan, effective April 20, 2007, as amended on April 27, 2010 (the "2007 Stock Incentive Plan"). This Amendment No. 2 to the 2007 Stock Incentive Plan (the "Amendment") is made effective as of April 28, 2011, subject to stockholder approval at the Company's 2011 annual meeting.

        Capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to such terms as set forth in the 2007 Stock Incentive Plan.

RECITALS

        WHEREAS, Section 7(a) of the 2007 Stock Incentive Plan permits the Company's Board of Directors from time to time to amend or modify the 2007 Stock Incentive Plan, subject to stockholder approval, if required.

        WHEREAS, the Company desires to amend the 2007 Stock Incentive Plan, as set forth below.

AMENDMENT

        NOW, THEREFORE, subject to stockholder approval, the 2007 Stock Incentive Plan shall be amended as follows:

1.
The fourth sentence of Section 4(a) of the 2007 Stock Incentive Plan is hereby amended to read in its entirety as follows:

    "Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 24,500,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision."

2.
Every occurrence of the words "performance period" in Section 4(d) of the 2007 Stock Incentive Plan is hereby deleted and replaced with the words "calendar year."

        Except as modified herein, the 2007 Stock Incentive Plan remains unmodified and in full force and effect.

MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9 00TIQB Security Class 123 C1234567890 X X X Holder Account Number 9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com Fold Fold KODIAK OIL & GAS CORP. CPUQC01.E.INT/000001/i1234 Form of Proxy - Annual Meeting to be held on June 15, 2011 This Form of Proxy is solicited by and on behalf of Management. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! • Go to the following web site: www.investorvote.com To Vote Using the Internet • Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free To Vote Using the Telephone If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER 123456789012345 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favor or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 9:00 am, Mountain Time, on June 13, 2011. Notes to proxy

999999999999 KOGQ MR SAM SAMPLE 123 C1234567890 XXX 0 3 7 6 7 5 Fold Fold A R 2 If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. Interim Financial Statements – Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail. Annual Financial Statements – Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. 00TIRB Authorized Signature(s) – This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. DD / MM / YY Signature(s) Date Appointment of Proxyholder Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. I, being a member of Kodiak Oil & Gas Corp. (the "Company") hereby appoint Lynn A. Peterson or, failing this person, James P. Henderson OR as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of the shareholders of the Company, to be held on Wednesday, June 15, 2011 at 9:00 a.m. Mountain Time, and at any adjournment thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 4. Ratification of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011. 2. Approval of the advisory resolution on executive compensation. 1. Election of Directors 03. Rodney D. Knutson Against Abstain For 02. James E. Catlin 05. William J. Krysiak Against Abstain For 01. Lynn A. Peterson 04. Herrick K. Lidstone, Jr. Against Abstain For Against Abstain For 5. Approval of Amendment No. 2 to the Kodiak Oil & Gas Corp. 2007 Stock Incentive Plan. Against Abstain For Against Abstain For 3. Advisory vote on the frequency of future advisory votes on executive compensation. Abstain 2 Years 1 Year 3 Years